Exhibit 2.2

United States Bankruptcy Court
Southern District of Texas
ENTERED
UNITED STATES BANKRUPTCY COURT	July 20, 2026
SOUTHERN DISTRICT OF TEXAS	Nathan Ochsner, Clerk
HOUSTON DIVISION

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In re:	)	Chapter 11
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QVC GROUP, INC., et al.,[1]	)	Case No. 26-90447 (ARP)
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)
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Debtors.	)	(Jointly Administered)
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ORDER (I) APPROVING THE DEBTORS’

DISCLOSURE STATEMENT FOR THE JOINT

PREPACKAGED PLAN OF REORGANIZATION OF QVC

GROUP, INC. AND ITS DEBTOR AFFILIATES PURSUANT

TO CHAPTER 11 OF THE BANKRUPTCY CODE, (II) CONFIRMING THE

SECOND AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION

OF QVC GROUP, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE, AND (III) GRANTING RELATED RELIEF

The above-captioned debtors (collectively, the “Debtors”)2 having:

a.	on April 16, 2026:

i.	entered into the restructuring support agreement (as may be amended, modified, or supplemented from time to time in accordance with its terms, the “RSA”) with holders of over (1) 99% of RCF Claims, (2) 53% of the QVC Notes Claims, and (3) 46% of LINTA Notes Claims; and

ii.	commenced solicitation of votes to accept or reject the Plan by, among other things, commencing service of the Solicitation Packages[3] to Holders of Claims in Class B3 (RCF Claims), Class B4 (QVC Notes Claims), and Class C3 (LINTA Notes Claims), in accordance with the applicable provisions of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and the Bankruptcy Local Rules for the Southern District of Texas (the “Bankruptcy Local Rules”);

[1]	A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://restructuring.ra.kroll.com/QVC. The location of Debtor QVC Group, Inc.’s corporate headquarters and the Debtors’ service address in these chapter 11 cases is 1200 Wilson Drive, West Chester, Pennsylvania 19380.

[2]	Capitalized terms used but not defined in these findings of fact, conclusions of law, and order (collectively, this “Confirmation Order”) have the meanings ascribed to them in the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 389] (as modified, amended, or supplemented from time to time, the “Plan,” a copy of which is attached hereto as Exhibit A) or the Disclosure Statement for the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 14] (including all exhibits attached thereto, and as modified, amended, or supplemented from time to time, the “Disclosure Statement”), as applicable. The rules of interpretation set forth in Article I.B of the Plan apply herein.

[3]	The solicitation packages (the “Solicitation Packages”) included (a) the Plan; (b) the Disclosure Statement (including all exhibits attached thereto); and (c) the respective Ballots for each voting class as outlined in, and attached as exhibits to, the Debtors’ Emergency Motion for Entry of an Order (I) Scheduling a Combined Disclosure Statement and Plan Confirmation Hearing, (II) Approving the Solicitation Procedures, (III) Approving the Deadlines and Notices Related Thereto; (IV) Waiving Certain Requirements in Connection Therewith, and (V) Granting Related Relief [Docket No. 41] (the “Scheduling Motion”).

b.	after commencing solicitation of votes to accept or reject the Plan, on April 16, 2026 (the “Petition Date”), commenced these Chapter 11 Cases by Filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code;

c.	on April 17, 2026 Filed:

i.	the Declaration of Bill Wafford in Support of Debtors’ Chapter 11 Petitions and First Day Motions [Docket No. 4] (the “First Day Declaration”), detailing the facts and circumstances of these Chapter 11 Cases;

ii.	the Debtors’ First-Day Pleadings;

iii.	the Debtors’ Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 15];

iv.	the Disclosure Statement [Docket No. 14]; and

v.	the Scheduling Motion, including the Ballots attached as Exhibits 3A, 3B, 3C, 3D, and 3E thereto [Docket No. 41];

d.	obtained, on April 17, 2026, entry of the Order (I) Scheduling a Combined Disclosure Statement and Plan Confirmation Hearing, (II) Approving the Solicitation Procedures, (III) Approving the Deadlines and Notices Related Thereto; (IV) Waiving Certain Requirements in Connection Therewith, and (V) Granting Related Relief [Docket No. 70] (the “Scheduling Order”), approving:

i.	the Notice of (I) Commencement of Prepackaged Chapter 11 Bankruptcy Cases; (II) Hearing Approving the Disclosure Statement, Confirming the Joint Prepackaged Chapter 11 Plan, and Related Matters; and (III) Objection Deadlines and Summary of the Debtors’ Joint Prepackaged Chapter 11 Plan (the “Combined Hearing Notice”), attached to the Scheduling Order as Exhibit 1, which contained notice of the commencement of these Chapter 11 Cases, the date and time set for the Combined Hearing, and the deadline for Filing objections to the Plan and Disclosure Statement (the “Objection Deadline”);

ii.	the notice of publication attached as Exhibit 2 to the Scheduling Order (the “Publication Notice”);

iii.	the Ballots attached to the Scheduling Order as Exhibits 3A, 3B, 3C, 3D, and 3E; and

iv.	the Notice of (I) Non-Voting Status of Certain Unimpaired Claims Presumed to Accept and (II) Opportunity for Holders of Such Claims and Interests to Opt Out of the Plan Release (the “Opt-Out Form”) and the Notice of (I) Non-Voting Status of Certain Impaired Claims and Interests Deemed to Reject (II) Opportunity for Holders of Such Claims and Interests to Opt In to the Plan Release (the “Opt-In Form,” collectively with the Opt-Out Form, the “Notice of Non-Voting Status”), attached to the Scheduling Order as Exhibits 4A and 4B, respectively, that were distributed to Holders of Claims in the Unimpaired Non-Voting Classes and the Impaired Non-Voting Classes (each, as defined below);

e.	twenty-eight days before the Voting Deadline and Objection Deadline, commenced service of (a) the Opt-Out Form, (b) the Opt-In Form, and (c) the Combined Hearing Notice on Holders of Claims or Interests deemed to accept or reject the Plan;

f.	on April 23, 2026, and April 27, 2026, respectively, published a version of the Publication Notice, modified for publication in The New York Times (national and international edition), as evidenced by The New York Times Proof of Publication of Notice of Commencement [Docket No. 145] and The New York Times International Edition’s Proof of Publication of Notice of Commencement [Docket No. 146] (the “Proof of Publication”);

g.	on May 4, 2025, Filed the Notice of Filing of Valuation Analysis as an Exhibit to the Disclosure Statement [Docket No. 196];

h.	on May 12, 2026, Filed the Plan Supplement for the Debtors’ Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 212] (as modified, amended, or supplemented from time to time, including by the Second Plan Supplement for the Debtors’ Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 293], the Third Plan Supplement for the Debtors’ Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 503], and the Fourth Plan Supplement for the Debtors’ Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 597], the “Plan Supplement” and which, for purposes of the Plan and this Confirmation Order, is included in the definition of “Plan”);

i.	on May 19, 2026, Filed the First Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 289];

j.	on May 27, 2026, obtained entry of the Stipulation and Order Establishing Certain Confirmation-Related Dates [Docket No. 327];

k.	on June 1, 2026, Filed:

i.	the Affidavit of Service of Solicitation Materials regarding the Debtors’ prepetition service of solicitation materials on Holders of Claims in Class B3 (RCF Claims), Class B4 (QVC Notes Claims), and Class C3 (LINTA Notes Claims) [Docket No. 361] (together with the Proof of Publication (as defined below), the “Affidavits”)

ii.	the Declaration of Craig E. Johnson on behalf of Kroll Restructuring Administration LLC Regarding the Solicitation of Votes and Tabulation of Ballots Cast on the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, which detailed the results of the Plan voting process [Docket No. 364] (the “Voting Report”); and

iii.	the Debtors’ Memorandum of Law in Support of an Order (I) Approving the Debtors’ Disclosure Statement for the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, (II) Confirming the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, and (III) Granting Related Relief [Docket No. 359] (the “Confirmation Brief”);

l.	on June 2, 2025, Filed:

i.	the Declaration of Bill Wafford in Support of (I) Approval of the Debtors’ Disclosure Statement on a Final Basis and (II) Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 377] (the “Wafford Declaration”); and

ii.	the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 389];

m.	on June 3, 2026, Filed:

i.	the Declaration of Jonathan F. Foster in Support of Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 398] (the “Foster Declaration”); and

ii.	the Declaration of Thomas B. Walper, Independent Manager of LINTA, in Support of Confirmation of the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 399] (the “Walper Declaration” and, together with the Wafford Declaration and the Foster Declaration, the “Confirmation Declarations”);

n.	operated their businesses and managed their properties during these Chapter 11 Cases as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

On June 1, 2026, the RCF Lender Group, the QVC Noteholder Group, and the LINTA

Noteholder Group each, respectively, having Filed:

a.	the Joinder of the RCF Lender Group to Debtors’ Memorandum in Support of the Disclosure Statement and Confirmation of the Plan of Reorganization [Docket No. 360];

b.	the Reply of the QVC Noteholder Group (I) to the Preferred Shareholders’ Objection and (II) in Support of Confirmation of the Debtors Joint Prepackaged Chapter 11 Plan of Reorganization [Docket No. 363]; and

c.	the Statement Of the LINTA Ad Hoc Group in Support of Confirmation of the First Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. And Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 365];

On June 2, 2026, the Disinterested Directors of the Governing Bodies of QVCG, LINTA, QVC, and CBI each, respectively, having Filed:

a.	the Joinder in Support of Confirmation of First Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 367] (the “QVCG Disinterested Director Joinder”);

b.	the Joinder of the LINTA Independent Managers to the Debtors’ Memorandum of Law in Support of an Order (I) Approving the Debtors’ Disclosure Statement for the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, (II) Confirming the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, and (III) Granting Related Relief [Docket No. 368] (the “LINTA Disinterested Director Joinder”);

c.	the Joinder of the Disinterested Directors of QVC, Inc. to the Debtors’ Memorandum of Law in Support of Confirmation of the Joint Prepackaged Chapter 11 Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates [Docket No. 372] (the “QVC Disinterested Director Joinder”); and

d.	the Joinder of Special Committee of the Board of Directors of Debtor QRI Cornerstone, Inc. to the Debtors’ Memorandum of Law in Support of Approval of Debtors’ Disclosure Statement and Confirmation of the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates [Docket No. 374] (the “CBI Disinterested Director Joinder,” collectively, with the QVCG Disinterested Director Joinder, the QVC Disinterested Joinder, and the LINTA Disinterested Director Joinder, the “Disinterested Directors Joinders”);

The United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) having:

a.	reviewed the solicitation procedures in the Scheduling Motion regarding votes to accept or reject the Plan (the “Solicitation Procedures”);

b.	heard the statements and arguments made by counsel and parties with respect to the approval of the requested relief in the Scheduling Motion, including the approval of the Solicitation Procedures and the Confirmation Schedule (as defined in the Scheduling Motion), and approved the relief requested therein;

c.	taken notice of the Plan, the Disclosure Statement, the Scheduling Motion, the Plan Supplement, the Confirmation Brief, the Confirmation Declarations, the Voting Report, Disinterested Directors Joinders, the Combined Hearing Notice, the Affidavits, and all filed pleadings, exhibits, statements, and comments regarding approval of the Disclosure Statement and Confirmation, including any and all objections, statements, joinders, and reservations of rights;

d.	reviewed the discharge, compromises, settlements, releases, exculpations, and injunctions set forth in Article VIII of the Plan;

e.	commenced the hearing on June 4, 2026, at 1:00 p.m., prevailing Central Time, pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code to consider approval of the Disclosure Statement and Confirmation (the “Combined Hearing”);

f.	heard the statements and arguments made by counsel and parties in interest in respect of both approval of the Disclosure Statement and Confirmation;

g.	considered all oral representations, testimony, documents, filings, and other evidence regarding both approval of the Disclosure Statement and Confirmation;

h.	on July 15, 2026, issued and entered the Memorandum Decision (I) Approving Disclosure Statement, (II) Confirming Second Amended Plan, And (III) Granting Related Relief [Docket No. 710] (the “Confirmation Opinion”);

i.	overruled, including for any reasons stated on the record of the Confirmation Hearing, any and all objections to approval of the Disclosure Statement and Confirmation and all statements and reservations of rights not consensually resolved, waived, settled, or withdrawn unless otherwise indicated herein, on the record at the Confirmation Hearing, or in the Confirmation Opinion; and

j.	taken judicial notice of all pleadings and other documents Filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases.

NOW, THEREFORE, it appearing to the Bankruptcy Court that notice of the Combined Hearing and the opportunity for any party in interest to object to both approval of the Disclosure Statement and Confirmation were adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and that the legal and factual bases set forth in the documents Filed in support of both approval of the Disclosure Statement and Confirmation, other evidence presented at the Combined Hearing, and the entire record of these Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court makes and issues the following findings of fact and conclusions of law, and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.            Findings and Conclusions.

1.           The determinations, findings, judgments, decrees, orders, and conclusions set forth in the Confirmation Opinion, herein, and in the record of the Combined Hearing constitute the Bankruptcy Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. All findings of fact and conclusions of Law announced by the Bankruptcy Court at the Combined Hearing in relation to Confirmation, including the Confirmation Opinion and any rulings made on the record at the Combined Hearing are hereby incorporated into this Confirmation Order. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.            Jurisdiction, Venue, and Core Proceeding.

2.            The Bankruptcy Court has jurisdiction over these Chapter 11 Cases pursuant to 28  U.S.C. § 1334. The Bankruptcy Court has exclusive jurisdiction to determine whether the Disclosure Statement and the Plan comply with the applicable provisions of the Bankruptcy Code and should be approved on a final basis and confirmed, respectively. Venue is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409. Approval of the Disclosure Statement and Confirmation are core proceedings as defined in 28 U.S.C. § 157(b)(2). The Bankruptcy Court may enter a Final Order consistent with Article III of the United States Constitution.

C.            Eligibility for Relief.

3.            The Debtors were and are Entities eligible for relief under section 109 of the Bankruptcy Code, and the Debtors are proper proponents of the Plan under section 1121(a) of the Bankruptcy Code.

D.            Commencement and Joint Administration of these Chapter 11 Cases.

4.           On the Petition Date, each of the Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. On April 17, 2026, the Bankruptcy Court entered an order [Docket No. 17] authorizing the procedural consolidation and joint administration of these chapter 11 cases pursuant to Bankruptcy Rule 1015(b) and Bankruptcy Local Rule 1015-1. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request for the appointment of a trustee or examiner has been made in these Chapter 11 Cases.

E.            Committee

5.             On May 6, 2026, the United States Trustee for Region 7 (the “U.S. Trustee”) appointed the Official Committee of Unsecured Creditors (the “Committee”) pursuant to section 1102(a)(1) of the Bankruptcy Code to represent the interests of the unsecured creditors of the Debtors in these Chapter 11 Cases [Docket No. 198].

F.            Burden of Proof—Confirmation of the Plan.

6.             The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1123, 1129(a), and 1129(b) of the Bankruptcy Code by a preponderance of the evidence or the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

G.            Notice.

7.             As evidenced by the Affidavits and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the commencement of these Chapter 11 Cases, the Disclosure Statement, the Plan (and the opportunity to opt out of the Third-Party Release therein), the Plan Supplement, and the Combined Hearing, in compliance with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Bankruptcy Local Rules, and the Scheduling Order. Further, the Plan, Disclosure Statement, Scheduling Order, Combined Hearing Notice, and all other documents Filed in these Chapter 11 Cases were and continue to be available at no charge to all members of the public on the case website maintained by the Claims and Noticing Agent at: https://restructuring.ra.kroll.com/QVC. No other or further notice is or shall be required.

H.            Disclosure Statement.

8.             The Disclosure Statement contains (a) sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy laws, rules, and regulations, including the Securities Act, and (b) “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein. The Filing of the Disclosure Statement with the Bankruptcy Court satisfied Bankruptcy Rule 3016(b). The Debtors’ use of the Disclosure Statement in solicitation of acceptances of the Plan is approved, and the Disclosure Statement is approved on a final basis pursuant to this Confirmation Order.

I.            Ballots.

9.            Class B3 (RCF Claims), Class B4 (QVC Notes Claims), and Class C3 (LINTA Notes Claims) were the only classes of claims entitled under the Plan to vote to accept or reject the Plan (the “Voting Classes”).

10.            The ballots the Debtors used to solicit votes to accept or reject the Plan from Holders of Claims in the Voting Classes (the “Ballots”) adequately addressed the particular needs of these Chapter 11 Cases and were appropriate for Holders of Claims in the Voting Classes to vote to accept or reject the Plan.

J.            Solicitation.

11.           The solicitation of votes on the Plan was appropriate and satisfactory based upon the circumstances of these Chapter 11 Cases and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, and any other applicable rules, laws, and regulations, including the Securities Act.

12.           As described in the Confirmation Declarations, the Voting Report, the Affidavits, the Scheduling Motion, and the Confirmation Brief, prior to the Petition Date, the Debtors caused the Solicitation Packages to be transmitted and served to all Holders of Claims in the Voting Classes that held such Claims as of April 13, 2026 (the “Voting Record Date”) in compliance with the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, the Bankruptcy Local Rules, and any applicable non-bankruptcy law. The posting and service of the Solicitation Packages were timely, adequate, and sufficient under the facts and circumstances of these Chapter 11 Cases. The establishment and notice of the Voting Record Date was reasonable and sufficient, and the period during which the Debtors solicited votes to accept or reject to the Plan was a reasonable and sufficient period for Holders of Claims in the Voting Classes to make an informed decision to accept or reject the Plan and complies with Bankruptcy Rule 2002 and 17 CFR § 240. 14e-1(a), to the extent applicable. None of the post-solicitation technical modifications to the Plan merit re-solicitation. No other or further notice or opportunity to vote on the Plan is or shall be required.

13.           Certain Holders were not provided a Solicitation Package because such Holders (a) are unimpaired under, and conclusively presumed to accept pursuant to section 1126(f) of the Bankruptcy Code, the Plan (the “Unimpaired Non-Voting Classes”), (b) do not receive or retain any property under, and are conclusively deemed to reject pursuant to section 1126(g) of the Bankruptcy Code, the Plan (the “Impaired Non-Voting Classes” or the “Deemed Rejecting Classes”), or (c) are Holders of certain Intercompany Claims and Intercompany Interests that are either (i) unimpaired and conclusively presumed to accept the Plan or (ii) do not receive or retain any property under, and are conclusively deemed to reject, the Plan pursuant to sections 1126(f) and 1126(g) of the Bankruptcy Code, respectively (the “Non-Voting Intercompany Classes”). 4 Accordingly, Holders of Claims and Interests in the Unimpaired Non-Voting Classes, the Impaired Non-Voting Classes, and the Non-Voting Intercompany Classes (collectively, the “Non-Voting Classes”) were not solicited. No further notice shall be required for Holders of Claims and Interests in Non-Voting Classes.

[4]	The Unimpaired Non-Voting Classes include Holders of Claims in Class A1 (Other Secured Claims against QVCG), Class A2 (Other Priority Claims against QVCG), Class A3 (General Unsecured Claims against QVCG), Class A4 (QVC-QVCG Settlement Claims), Class B1 (Other Secured Claims against the QVC Debtors), Class

K.            Voting.

14.          As evidenced by the Voting Report, the procedures used to solicit and tabulate the Ballots were fair, reasonable, and conducted in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Bankruptcy Local Rules, the Disclosure Statement, and any applicable non-bankruptcy law, rule, or regulation. As evidenced by the Voting Report, the Voting Classes voted to accept the Plan with respect to each applicable Debtor.

L.            Opt-Out and Opt-In Procedures.

15.          The applicable procedures to opt out of or opt into the Third Party Release set forth in the Ballots and service of the Combined Hearing Notice, the Publication Notice, the Notices of Non-Voting Status, Opt-Out Form, and Opt-In Form as applicable, are good, sufficient, and adequate to bind the applicable parties to the Third-Party Release and are approved in all respects.

B2 (Other Priority Claims against the QVC Debtor), Class B5 (General Unsecured Claims against the QVC Debtors), Class C1 (Other Secured Claims against LINTA), Class C2 (Other Priority Claims against LINTA), Class C4 (General Unsecured Claims against LINTA), Class D1 (Other Secured Claims against the CBI Debtors), Class D2 (Other Priority Claims against the CBI Debtors), and Class D3 (General Unsecured Claims against the CBI Debtors).

The Impaired Non-Voting Classes include Holders of Claims and Interests in Class A6 (QVCG Preferred Equity Interests), Class A7 (QVCG Common Equity Interests), Class A8 (Section 510(b) Claims against QVCG), Class B8 (Section 510(b) Claims against the QVC Debtors), Class C7 (Section 510(b) Claims against LINTA), and Class D6 (Section 510(b) Claims against the CBI Debtors).

The Non-Voting Intercompany Classes include Holders of Claims and Interests in Class A5 (Other Intercompany Claims against QVCG), Class B6 (Intercompany Claims against the QVC Debtors), Class B7 (Intercompany Interests in the QVC Debtors), Class C5 (Other Intercompany Claims against the LINTA Debtors), Class C6 (Intercompany Interests in the LINTA Debtors), Class D4 (Intercompany Claims against the CBI Debtors), and Class D5 (Intercompany Interests in the CBI Debtors).

The process described in the Scheduling Motion (as authorized by the Scheduling Order) and the Voting Report that the Debtors and the Claims and Noticing Agent followed to identify the relevant parties on which to serve the applicable Ballot or Notice of Non-Voting Status and Opt-Out Form or Opt-In Form (a) is consistent with practices used in other complex chapter 11 cases, and (b) was reasonably calculated to ensure that each Holder of Claims and Interests in each Class was informed of its ability to opt out of or opt into the Third-Party Release, as applicable, and the consequences for failure to do so timely. Any party that elected in its Ballot, its Opt-Out Form or its Opt-In Form, as applicable, to opt out of or opt into the Third-Party Release and timely submitted such election to the Claims and Noticing Agent in accordance with the Solicitation Procedures prior to any deadline to submit such Ballot, Opt-Out Form, or Opt-In Form, as applicable, whether under any original or extended deadline, shall be neither a Released Party nor a Releasing Party under the Plan. The procedures used for tabulation of elections to opt out of the Third-Party Release are approved in all respects.

M.           Objections.

16.           This Bankruptcy Court takes judicial notice of the docket of these Chapter 11 Cases maintained by the clerk of the Bankruptcy Court including all pleadings and other documents Filed, and orders entered thereon. Any resolution of objections to approval of the Disclosure Statement and Confirmation explained on the record at the Confirmation Hearing is hereby incorporated by reference. All unresolved objections, statements, informal objections, and reservations of rights, if any, related to approval of the Disclosure Statement and Confirmation are overruled on the merits.

N.            Plan Supplement.

17.             The Plan Supplement complies with the Bankruptcy Code and the terms of the Plan, and the Filing and notice of such documents are good and proper in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and all other applicable rules, laws, and requirements, and no other or further notice is required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the parties’ consent and approval rights under the RSA (the “RSA Rights”), the Debtors reserve the right to alter, amend, update, or modify, in each case in whole or in part, and to add additional documents to, the Plan Supplement on or before the Effective Date or any such other later date as may be provided by the Plan or by order of the Bankruptcy Court. The Debtors served the Plan Supplement on all members of the Voting Classes and made the Plan Supplement publicly available on the Claims and Noticing Agent’s website. No other or further notice is or shall be required.

O.            Compliance with Bankruptcy Code Requirements—Section 1129(a)(1).

18.            The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code. In addition, the Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The discharge, release, injunction, and exculpation provisions of the Plan are set forth in bold therein and in the Disclosure Statement, thereby complying with Bankruptcy Rule 3016(c).

(i)	Proper Classification—Sections 1122 and 1123.

19.          The Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code. Article III of the Plan provides for the separate classification of Claims and Interests into twenty-nine Classes. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classification scheme contained in the Plan does not reflect any improper purpose and does not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class.

(ii)	Specified Unimpaired Classes—Section 1123(a)(2).

20.         The Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. Article III of the Plan specifies the Claims in the following Classes that are Unimpaired (the “Unimpaired Classes”) under the Plan within the meaning of section 1124 of the Bankruptcy Code:

Class	Designation
Class A1	Other Secured Claims against QVCG
Class A2	Other Priority Claims against QVCG
Class A3	General Unsecured Claims against QVCG
Class A4	QVC-QVCG Settlement Claim
Class B1	Other Secured Claims against the QVC Debtors
Class B2	Other Priority Claims against the QVC Debtors
Class B5	General Unsecured Claims against the QVC Debtors
Class C1	Other Secured Claims against the LINTA Debtors
Class C2	Other Priority Claims against the LINTA Debtors
Class C4	General Unsecured Claims against the LINTA Debtors
Class D1	Other Secured Claims against the CBI Debtors
Class D2	Other Priority Claims against the CBI Debtors
Class D3	General Unsecured Claims against the CBI Debtors

21.            Class A4 (QVC-QVCG Settlement Claim) is properly designated as Unimpaired in accordance with section 1124 of the Bankruptcy Code. Additionally, Article II of the Plan specifies that Allowed Administrative Claims, Priority Tax Claims, DIP LC Claims, Professional Fee Claims, Disinterested Director Fee Claims, QVC Restructuring Expenses, and LINTA Restructuring Expenses will be paid in full in accordance with the terms of the Plan; although these Claims are not classified under the Plan.

(iii)	Specified Treatment of Impaired Classes—Section 1123(a)(3).

22.           The Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. Article III of the Plan specifies the Claims and Interests in the following Classes that are Impaired (the “Impaired Classes”) under the Plan within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes:

Class	Designation
Class A6	QVCG Preferred Equity Interests
Class A7	QVCG Common Equity Interests
Class A8	Section 510(b) Claims against QVCG
Class B3	RCF Claims against the QVC Debtors
Class B4	QVC Notes Claims against the QVC Debtors
Class B8	Section 510(b) Claims against the QVC Debtors
Class C3	LINTA Notes Claims
Class C7	Section 510(b) Claims against the LINTA Debtors
Class D6	Section 510(b) Claims against the CBI Debtors

23.            For the avoidance of doubt, Holders of Claims and Interests in the Non-Voting Intercompany Classes are Unimpaired and conclusively presumed to accept the Plan (to the extent Reinstated), or are Impaired and deemed to reject the Plan (to the extent canceled), and, in either event, are not entitled to vote to accept or reject the Plan.

(iv)	No Discrimination—Section 1123(a)(4).

24.          The Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code. The Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest.

(v)	Adequate Means for Plan Implementation—Section 1123(a)(5).

25.          The Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code. Article IV of the Plan, the exhibits and attachments to the Plan, the Plan Supplement, and the Disclosure Statement, provide, in detail, adequate and proper means for the Plan’s implementation, including: (a) the general settlement of Claims and Interests; (b) the Intercompany Settlement; (c) authorization to effectuate the Restructuring Transactions, including all New Debt Documents and related security agreements and mortgages; (d) the vesting of authority in the Reorganized Debtors; (e) the funding and sources of consideration for distributions under the Plan, including the Cash on hand, QVC New Equity Interests, and the Exit Financing; (f) the preservation of each Debtor’s corporate existence after the Effective Date; (g) the vesting of assets in the Reorganized Debtors; (h) the cancellation of all notes, instruments, certificates, and other documents evidencing Claims or Interests, including credit agreements, note purchase agreements, and indentures; (i) the authorization and approval of certain corporate actions under the Plan; (j) the adoption of the New Organizational Documents by the Reorganized Debtors; (k) the appointment of the New Board and the other Governing Bodies; (l) the effectuation and implementation of other documents and agreements contemplated by, or necessary to effectuate, the transactions contemplated by the Plan; (m) the exemption from certain securities laws; (n) the exemptions consistent with section 1146 of the Bankruptcy Code; (o) the assumption of certain employment obligations; (p) the assumption of the D&O Liability Insurance Policies; (q) the authorization of the Management Incentive Plan as adopted and implemented by the New Board following the Effective Date; (r) the preservation of Claims and Causes of Action not released pursuant to the Plan; (s) the release of Avoidance Actions; and (t) Reorganized QVC’s emergence from chapter 11 as a public company.

(vi)	Voting Power of Equity Securities—Section 1123(a)(6).

26.           The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. Article IV.J of the Plan provides that the New Organizational Documents will comply with section 1123(a)(6) of the Bankruptcy Code. The New Organizational Documents will prohibit the issuance of non-voting securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

(vii)	Directors and Officers—Section 1123(a)(7).

27.           The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. Article IV.K of the Plan provides for the appointment of the New Board and the other Governing Bodies, the initial members of which (and any successors thereto) (a) will be designated, selected, and appointed, as applicable, in accordance with the terms set forth in the Governance Term Sheet and the New Organizational Documents, as applicable, which is consistent with the interests of creditors and equityholders and with public policy; and (b) were disclosed in the Plan Supplement to the extent known.

(viii)	Impairment / Unimpairment of Classes—Section 1123(b)(1).

28.          The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.

(ix)	Assumption—Section 1123(b)(2).

29.          The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article V of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases, and the payment of Cures, if any, related thereto, not previously assumed, assumed and assigned, or rejected during these Chapter 11 Cases under section 365 of the Bankruptcy Code. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates.

(x)	Compromise and Settlement—Section 1123(b)(3).

30.          In accordance with section 1123(b)(3)(A)  of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan (including the Intercompany Settlement) shall constitute a good-faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, satisfied, or otherwise resolved pursuant to the Plan. The compromises and settlements embodied in the Plan (including the Intercompany Settlement) are the result of extensive, arm’s-length, good-faith negotiations that, in addition to the Plan, resulted in the execution of the RSA, which preserve value for the Debtors, their Estates, and all their stakeholders, avoid extended, uncertain, time-consuming, and value-destructive litigation, and represent a fair and reasonable compromise of all Claims, Interests, Causes of Action, and controversies, and entry into which represented a sound exercise of the Debtors’ business judgment. The compromises and settlements in the Plan (including the Intercompany Settlement) are fair, equitable, reasonable, and in the best interests of the Debtors and their Estates and satisfy the requirements of applicable law for approval pursuant to Bankruptcy Rule 9019.

(xi)	Debtor Release.

31.          Article VIII.C of the Plan describes certain releases granted by the Debtors in accordance with section 1123(b) of the Bankruptcy Code (the “Debtor Release”). The Debtors have demonstrated that the releases provided under the Debtor Release constitute a sound exercise of their business judgment, and the Debtors have otherwise established the propriety of the Debtor Release and satisfied the requirements of Bankruptcy Rule 9019 with respect thereto. Each of the Released Parties has made a substantial contribution to the Plan and to the Debtors’ reorganization. The Debtor Release is a necessary and integral element of the Plan, and is fair, equitable, reasonable, and in the best interests of the Debtors, the Estates, and Holders of Claims and Interests. The Debtors’ or the Reorganized Debtors’ pursuit of any such Claims and Causes of Action against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would outweigh any potential benefit from pursuing such Claims and Causes of Action. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Debtor Release is appropriate in light of, among other things, the value provided by the Released Parties to the Estates and the critical nature of the Debtor Release to the Plan.

32.          The Debtor Release appropriately offers protection to parties who provided consideration to the Debtors and whose participation in the Debtors’ restructuring process and these Chapter 11 Cases was and continues to be critical to the Debtors’ successful implementation of the Restructuring Transactions and emergence. Specifically, the Released Parties under the Plan made significant concessions and contributions to these Chapter 11 Cases, including by actively supporting the Plan and these Chapter 11 Cases. In particular, the Holders of RCF Claims, QVC Notes Claims, and LINTA Notes Claims comprise the Voting Classes and voted in favor of the Plan. The Consenting RCF Lenders, the Consenting QVC Noteholders, and the Consenting LINTA Noteholders have supported and committed to continue to support the Debtors’ restructuring pursuant to the RSA, including the Intercompany Settlement. With the support of the Consenting Stakeholders, certain Consenting RCF Lenders (the DIP LC Issuing Banks) agreed to provide the DIP LC Facility, which enabled the Debtors to continue to issue and extend letters of credit to critical trade vendors and other critical counterparties of the Debtors. The Required Consenting RCF Lenders and the Required Consenting QVC Noteholders agreed to equitize portions of their claims to facilitate the Debtors’ reorganization efforts and have worked with the Debtors to secure or provide, as applicable, the Exit Financing to support the Debtors’ businesses on a go-forward basis following consummation of the Plan.

33.         The Debtor Release for the Debtors’ current and former directors, officers, and managers is appropriate because the Debtors’ directors, officers, and managers share an identity of interest with the Debtors, supported and made substantial contributions to the success of the Plan and these Chapter 11 Cases, and actively participated in meetings and negotiations during these Chapter 11 Cases. In sum, the Released Parties played an integral role in the formulation of the Plan, made significant contributions that are essential to the Plan’s success, and expended significant time and resources analyzing and negotiating the Plan and the issues presented by the Debtors’ prepetition capital structure.

34.           As such, the Debtor Release is: (a) the result of a sound exercise of the Debtors’ business judgment; (b) an essential part of the agreement among those participating in the negotiations and formulation of the Plan; (c) in exchange for the good and valuable consideration provided by or on behalf of the Released Parties; (d) a good faith settlement and compromise of the Claims and Causes of Action released herein negotiated at arm’s-length; (e) in the best interests of the Debtors, their Estates, all Holders of Claims and Interests, and any other parties in interest; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) without limiting the Debtor Release, a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates from asserting any Claim or Cause of Action released pursuant to the Debtor Release. Further, described in each of the Walper and Foster Declarations and the other evidence in support of the Plan that was proffered or adduced at, prior to, or in connection with the Combined Hearing, the Disinterested Directors of the Governing Bodies of QVCG, LINTA, QVC, and CBI each conducted an investigation that analyzed and considered all potential Claims and Causes of Action held by each such respective Debtor and determined that the Debtor Release was appropriate and necessary under the circumstances. In light of the foregoing, the Debtor Release is approved.

(xii)	Release by Holders of Claims and Interests.

35.           Article VIII.D of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Release”). The Third-Party Release is: (a) consensual; (b) essential to the Confirmation; (c) given in exchange for the good and valuable consideration provided by the Released Parties; (d) a good faith settlement and compromise of such Claims and Causes of Action; (e) in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and all other parties in interest; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release.

36.            The Third-Party Release is an integral part of the Plan. Similar to the Debtor Release, the Third-Party Release was integral to the formulation of the Plan. Like the Debtor Release, the Third-Party Release was critical to incentivizing parties to support the Plan, facilitated participation in the RSA, the Plan, and the chapter 11 process generally, and prevented potentially significant, time-consuming, and value-depleting litigation. The Third-Party Release was a core negotiation point and an integral component of the RSA and was instrumental in developing a Plan that maximized value for the Debtors’ stakeholders. As such, the Third-Party Release appropriately offers certain protections to parties who constructively participated in the Debtors’ restructuring process by, among other things, supporting the Plan. The scope of the Third-Party Release is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Third-Party Release is appropriate in light of, among other things, the value provided by the Released Parties to the stakeholders and the critical nature of the Third-Party Release to the Plan.

37.            The Third-Party Release is consensual as to all relevant parties, including all Releasing Parties, and such parties were provided sufficient notice of these Chapter 11 Cases, the Plan, and the deadline to object to Confirmation, received the Combined Hearing Notice and the Opt-Out Form, Opt-In Form, or a Ballot, as applicable, and were properly informed that certain of the Holders of Claims against or Interests in the Debtors (the Voting Classes and the Unimpaired Non-Voting Classes) that did not check a prominently featured and clearly labeled box on the applicable Ballot or Opt-Out Form, returned in advance of the Voting Deadline, would be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties. The other Holders of Claims against or Interests in the Debtors (the Impaired Non-Voting Classes) were given the opportunity to participate in the Third Party Release as a Releasing Party by affirmatively opting in to the Third Party Release. Furthermore, the Plan provides that any Entity shall not be a Released Party if it timely opts out of, or objects to, the Third-Party Release. Additionally, the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Opt-Out Form, the Opt-In Form, and the Combined Hearing Notice. The Ballot, Opt-Out Form, and the Opt-In Form also contained information on how to return the Opt-Out Form or Opt-In Form, as applicable, by mail and how to access an electronic online portal whereby a Holder can opt out of or opt in to the Third-Party Release, as applicable.

38.          The Third-Party Release provides finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Third-Party Release is specific in language, is integral to and a condition of the compromises and settlements embodied in the Plan, and is appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Combined Hearing Notice sent to Holders of Claims and Interests and published in The New York Times on April 23, 2026, and The New York Times International Edition on April 27, 2026, and the Ballots sent to all Holders of Claims and Interests entitled to vote on the Plan, in each case, unambiguously stated that the Plan contains the Third-Party Release. The Releasing Parties were given due and adequate notice of the Third-Party Release, including the deadline to object to, opt out of, or opt into the Third-Party Release, as applicable, and thus the Third-Party Release is consensual under controlling precedent in the Fifth Circuit as to those Releasing Parties that did not timely object or elect to opt out of or affirmatively elect to opt into granting the Third-Party Release. The Third-Party Release is authorized and approved.

(xiii)	Exculpation.

39.           The exculpation provision set forth in Article VIII.E of the Plan and incorporated into this Confirmation Order is essential to the Plan, appropriate under applicable law, including In re Highland Capital Management, L.P., 48 F.4th 419 (5th Cir. 2022) and In re Highland Capital Mgmt., L.P., 132 F. 4th 353 (5th Cir. 2025) (hereinafter Highland II), and constitute a proper exercise of the Debtors’ business judgment. The record in these Chapter 11 Cases fully supports the exculpation and the exculpation provision set forth in Article VIII.E of the Plan, which are appropriately tailored to protect the Debtors and the Exculpated Parties from inappropriate litigation. The exculpation, including the carve-out for actual fraud, willful misconduct, and/or gross negligence, is consistent with section 1125(e) of the Bankruptcy Code. The Debtors and the Exculpated Parties subject to the exculpation provision have, and upon entry of this Confirmation Order will be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable Law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan, or such distributions made pursuant to the Plan.

(xiv)	Injunction.

40.          The injunction provision set forth in Article VIII.F of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Release, the Third-Party Release, and exculpation provision. The injunction provisions are appropriately tailored to achieve those purposes and appropriate under applicable law, including Highland II. Without limiting Article VIII.F of the Plan, and notwithstanding anything to the contrary in this Confirmation Order, no Person or Entity may commence or pursue a Claim or Cause of Action, as applicable, of any kind against the Exculpated Parties, as applicable, that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a Claim or Cause of Action, as applicable, subject to the terms of the Plan, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable Claim not subject to exculpation under the Plan, and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action, as applicable, against any such Exculpated Party.

(xv)	Preservation of Claims and Causes of Action.

41.          Article IV.R of the Plan appropriately provides that the Reorganized Debtors will retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date or any other provision of the Plan to the contrary, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be released and waived by the Debtors and the Reorganized Debtors as of the Effective Date. The provisions regarding the preservation of Causes of Action in the Plan, including the Schedule of Retained Causes of Action, are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests.

(xvi)	Release of Liens.

42.          The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article VIII.B of the Plan (the “Release of Liens”) are necessary to implement the Plan. The provisions of the Release of Liens are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

(xvii)	Additional Plan Provisions—Section 1123(b)(6).

43.          The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1123(b)(6) of the Bankruptcy Code.

(xviii)	Cure of Defaults—Section 1123(d).

44.          Article V.C of the Plan provides for the satisfaction of Cures associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtors or the Reorganized Debtors, as applicable, shall pay the Cure amount, if any, on the Effective Date or as soon as reasonably practicable thereafter, with the amount and timing of payment of any such Cure dictated by the underlying agreements and/or the ordinary course of business among the parties thereto, as applicable; provided, however, that with respect to any Cure amount payable in connection with an assumption or assumption and assignment of an Executory Contract or an Unexpired Lease to which any of the LINTA Debtors is a party, such payment shall be payable by the Reorganized QVC Debtors and shall not be payable by any LINTA Debtor or any Reorganized LINTA Debtor, provided, that the Required Consenting RCF Lenders and Required Consenting QVC Noteholders consent to such assumption or assumption and assignment. Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease all requests for payment of Cures that differ from the amounts paid or proposed to be paid, including in the ordinary course, by the Debtors or the Reorganized Debtors to a counterparty must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court. Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business; provided that nothing in the Plan shall prevent the Reorganized Debtors from paying any Cure despite the failure of the relevant counterparty to File such request for payment of such Cure. The Reorganized Debtors also may settle any Cure without any further notice to or action, order, or approval of the Bankruptcy Court. In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

45.          If there is any dispute regarding any Cure, the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption, then payment of the Cure amount shall occur as soon as reasonably practicable after entry of a Final Order resolving such dispute, approving such assumption (and, if applicable assignment), or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. The Debtors and Reorganized Debtors, as applicable (with the consent of the Required Consenting QVC Noteholders and the Required Consenting RCF Lenders) (which consent shall not be unreasonably withheld, conditioned, or delayed), reserve the right at any time to move to reject any Executory Contract or Unexpired Lease based upon the existence of any such unresolved dispute.

P.            Debtors’ Compliance with the Bankruptcy Code—Section 1129(a)(2).

46.          The Debtors complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109 of the Bankruptcy Code, and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Bankruptcy Court; and

c.	complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126, the Bankruptcy Rules, the Bankruptcy Local Rules, any applicable non-bankruptcy law, rule, regulation, and all other applicable Law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

Q.            Plan Proposed in Good Faith—Section 1129(a)(3).

47.          The Plan satisfies the requirements of section 1129(a)(3) of the Bankruptcy Code. The Debtors proposed the Plan and the Restructuring Transactions (and all documents necessary to effectuate the Plan, including the Plan Supplement) in good faith and not by any means forbidden by law, and all acceptances and rejections of the Plan were solicited and submitted in good faith and not by any means forbidden by law. In so determining, the Bankruptcy Court has examined the totality of the circumstances surrounding the Filing of these Chapter 11 Cases, the Plan, the Plan Supplement, the RSA, all Definitive Documents, the process leading to Confirmation, including its overwhelming support by Holders of Claims in the Voting Classes, and the transactions to be implemented pursuant thereto. The Debtors and their agents Filed these Chapter 11 Cases and proposed the Plan in good faith with the legitimate purpose of allowing the Debtors to implement the Restructuring Transactions on an prepackaged timeline so as to minimize disruption to the Debtors’ business operations, reorganize, and emerge from bankruptcy with a capital and organizational structure that will allow the Reorganized Debtors to conduct their business and satisfy their obligations with sufficient liquidity.

R.            Payment for Services or Costs and Expenses—Section 1129(a)(4).

48.           The procedures set forth in the Plan for the Bankruptcy Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with these Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

S.            Directors, Officers, and Insiders—Section 1129(a)(5).

49.          Article IV.K of the Plan provides for the appointment of the New Board and the other Governing Bodies, the initial members of which (and any successors thereto) (a) will be designated, selected, and appointed, as applicable, in accordance with the Governance Term Sheet and the applicable New Organizational Documents, as applicable, which is consistent with the interests of creditors and equityholders and with public policy; and (b) were disclosed in the Plan Supplement to the extent known. Accordingly, the Debtors satisfy the requirements of section 1129(a)(5) of the Bankruptcy Code.

T.            No Rate Changes—Section 1129(a)(6).

50.           Section 1129(a)(6) of the Bankruptcy Code is not applicable to these Chapter 11 Cases. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and will not require governmental regulatory approval.

U.            Best Interest of Creditors—Section 1129(a)(7).

51.          The Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. The Liquidation Analysis attached to the Disclosure Statement as Exhibit D and the other evidence related thereto in support of the Plan that was proffered or adduced at, prior to, or in connection with the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that Holders of Allowed Claims and Interests in each Class will recover at least as much under the Plan on account of such Claim or Interest, as of the Effective Date, as such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

V.            Acceptance by Certain Classes—Section 1129(a)(8).

52.           Classes A1, A2, A3, A4, B1, B2, B5, C1, C2, C4, D1, D2, and D3 constitute Unimpaired Classes, each of which is conclusively presumed to accept the Plan in accordance with section 1126(f) of the Bankruptcy Code. The Voting Classes (Class B3, B4, and C3) voted to accept the Plan. Classes A5, B6, B7, C5, C6, D4, and D5 are conclusively presumed to accept the Plan (to the extent reinstated) or are Impaired and deemed to reject the Plan (to the extent canceled), and, in either event, are not entitled to vote to accept or reject the Plan. The Deemed Rejecting Classes (Classes A6, A7, A8, B8, C7 and D6) are conclusively deemed to reject the plan and consequently are not entitled to vote on the Plan. Given not all Classes have accepted the Plan, the Plan does not satisfy section 1129(a)(8) of the Bankruptcy Code with respect to the Deemed Rejecting Classes; however, as discussed below, the Plan can be confirmed pursuant to section 1129(b) of the Bankruptcy Code.

W.	Treatment of Claims Entitled to Priority under Section 507(a) of the Bankruptcy Code—Section 1129(a)(9).

53.          The treatment of Allowed Administrative Claims, Priority Tax Claims, DIP LC Claims, and Professional Fee Claims under Article II of the Plan, and of Other Priority Claims, under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

X.            Acceptance by At Least One Impaired Class—Section 1129(a)(10).

54.          The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Report, the Voting Classes voted to accept the Plan by the requisite numbers and amount of Claims, without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code), specified under the Bankruptcy Code. As to QVCG and the CBI Debtors, section 1129(a)(10) of the Bankruptcy Code is inapplicable because there are no Classes of Claims against QVCG or the CBI Debtors Impaired by the Plan.

Y.            Feasibility—Section 1129(a)(11).

55.          The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The Financial Projections attached to the Disclosure Statement as Exhibit C, the Wafford Declaration, and the other evidence supporting Confirmation proffered or adduced by the Debtors at, or prior to, the Combined Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analysis or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; (d) establish that the Plan is feasible and Confirmation is not likely to be followed by the liquidation, or the need for further financial reorganization of, the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan, except as provided in the Plan;

(e) establish that the Reorganized Debtors will have sufficient funds to meet their obligations under the Plan; and (f) establish that the Reorganized Debtors will have the financial wherewithal to pay any Claims that accrue, become payable, or are Allowed following the Effective Date.

Z.            Payment of Fees—Section 1129(a)(12).

56.           The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article XII.C of the Plan provides for the payment of all fees payable by the Debtors or the Reorganized Debtors (or the Disbursing Agent on behalf of each of the Debtors or Reorganized Debtors) under 28 U.S.C. § 1930(a).

AA.      Continuation of Retiree Benefits—Section 1129(a)(13).

57.           The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.O of the Plan provides that, except as otherwise set forth in the Plan, the Debtors shall (a) assume all employment agreements, indemnification agreements, or other employment-related agreements entered into with current or former employees as of the Petition Date or (b) enter into new agreements with such employees, including the Compensation and Benefits Program, on terms and conditions acceptable to the Reorganized Debtors and such employees, and, in the case of any executive officer of the Reorganized QVC Debtors, on terms and conditions reasonably acceptable to the Required Consenting QVC Noteholders and Required Consenting RCF Lenders. A counterparty to or participant in a Compensation and Benefits Program assumed pursuant to the Plan shall have the same rights under such Compensation and Benefits Program as such counterparty had thereunder immediately prior to such assumption (unless otherwise agreed by such counterparty and the applicable Reorganized Debtor(s)); provided that any assumption of Compensation and Benefits Programs pursuant to the Plan or any of the Restructuring Transactions (including the disposition of, dissolution, winding down, or liquidating of the Reorganized LINTA Debtors and/or Reorganized QVCG) shall not (a) trigger or be deemed to trigger any provisions relating to any change of control, change in control, “approved transaction,” “board change,” “control transaction” or other same or similar term, including with respect to accelerated, immediate, or enhanced vesting, severance or termination, or similar provisions therein or (b) be deemed to constitute an involuntary or constructive termination or otherwise trigger or be deemed to trigger an event of “Good Reason” (or a term of like import), in each case, as a result of or in connection with the consummation of the Restructuring Transactions or any other transactions contemplated by the Plan, including with respect to any changes in corporate structure which will not, in and of itself, be deemed to result in an adverse change (or term of like import) to any employee’s employment (including, without limitation, any duties, authority or responsibilities of any employee); provided, further, that any “Good Reason” (or term of like import) resignation rights relating to a failure to provide any specific long-term or equity incentives (including, without limitation, under the Management Incentive Plan or otherwise) set forth in any Compensation and Benefits Program assumed pursuant to the Plan shall cease to apply, and no counterparty thereunder shall have any rights, claims or entitlements in connection with any such rights from and after the assumption of such Compensation and Benefits Program under the Plan. No counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to the Plan other than those applicable immediately prior to such assumption.

BB.         Non-Applicability of Certain Sections—Sections 1129(a)(14), (15), and (16).

58.          Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and each of the Debtors is a moneyed, business, or commercial corporation.

CC.         “Cram Down” Requirements—Section 1129(b)

59.          Notwithstanding the fact that the Deemed Rejecting Classes are deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) of the Bankruptcy Code have been satisfied or are inapplicable. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Impaired Claim or Interest that is junior to each such rejecting Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim or Interest in a Class senior to such Impaired Class is receiving more than 100% on account of its Claim. Accordingly, the Plan is fair and equitable to all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated Claim and Interest Holders in such Classes that have not accepted the Plan will receive substantially similar treatment on account of their Claims and Interests irrespective of Class.

60.           As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code and can be confirmed even though not all Impaired Classes have voted to accept the Plan and section 1129(a)(8) is not satisfied. After entry of this Confirmation Order and upon the occurrence of the Effective Date, the Plan shall be binding on the members of the Deemed Rejecting Classes.

DD.         Only One Plan—Section 1129(c).

61.           The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan Filed in each of these Chapter 11 Cases.

EE.           Principal Purpose of the Plan—Section 1129(d).

62.           Section 1129(d) of the Bankruptcy Code is inapplicable. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. No Governmental Entity has requested that the Bankruptcy Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is such avoidance.

FF.          Small Business Case—Section 1129(e).

63.          None of these Chapter 11 Cases are a “small business case,” as that term is defined in the Bankruptcy Code, and, accordingly, section 1129(e) of the Bankruptcy Code is inapplicable.

GG.         Good Faith Solicitation—Section 1125(e).

64.           The Exculpated Parties, the Consenting Stakeholders, the directors and officers of any of the Debtors, each of the Reorganized Debtors, and with respect to the foregoing, the Related Parties thereto, have acted fairly, in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code, and in a manner consistent with the Disclosure Statement, the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the execution, delivery, and performance of the RSA, the solicitation and tabulation of votes on the Plan, and the activities described in section 1125 of the Bankruptcy Code, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

65.           The Debtors and their agents participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(g), with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan, so long as such distributions are made consistent with and pursuant to the Plan.

HH.         Satisfaction of Confirmation Requirements.

66.           Based on the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code. The failure to specifically address a provision of the Bankruptcy Code in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

II.             Satisfaction of Conditions Precedent to the Effective Date.

67.          The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan. The Debtors are authorized to take all actions necessary to satisfy each of the conditions precedent to the Effective Date set forth in Article IX.A of the Plan that have not yet been satisfied or waived in accordance with the RSA Rights and Article IX.B of the Plan.

JJ.           Implementation.

68.           All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, the Definitive Documents, and all other relevant and necessary documents, have been or will be negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The documents and agreements are essential elements of the Plan, and entry into and consummation of the transactions contemplated by each such document or agreement are in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors and the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of the Bankruptcy Court, to finalize, execute, and deliver all agreements, documents, instruments, and certificates relating thereto and perform their obligations thereunder in accordance with the Plan.

KK.         Disclosure of Facts.

69.           The Debtors disclosed all material facts regarding the Plan, including with respect to consummation of the Restructuring Transactions, and the fact that each Debtor will emerge from its respective Chapter 11 Case as a validly existing separate corporate entity, limited liability company, partnership, or other form, as applicable.

LL.          Good Faith.

70.           The Debtors proposed the Plan in good faith and not by any means prohibited by law, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan accomplishes this goal. The Plan is the product of extensive, good faith, arm’s-length negotiations among the Debtors and their principal constituencies, including the Consenting Stakeholders. Accordingly, the Debtors, the Released Parties, and the Exculpated Parties have been, are, and will continue to be acting in good faith within the meaning of section 1125(e) of the Bankruptcy Code if they proceed to: (a) consummate the Restructuring Transactions in accordance with the Plan and the agreements, settlements, transactions, transfers, and other actions contemplated thereby, regardless of whether such agreements, settlements, transactions, transfers, and other actions are expressly authorized by this Confirmation Order; and (b) take any actions authorized and directed or contemplated by this Confirmation Order and the Plan to reorganize the Debtors’ businesses and effectuate the Restructuring Transactions and the Intercompany Settlement.

MM.        Essential Elements of the Plan.

71.          The New Debt Documents and the New Organizational Documents are essential elements of the Plan, are necessary for Confirmation and Consummation of the Plan, and are critical to the overall success and feasibility of the Plan. The execution, performance, and incurrence of all obligations by the Reorganized Debtors, and/or any successors, assigns, or transferees of the applicable Debtors or the Reorganized Debtors, including in connection with the Restructuring Transactions, are necessary and appropriate for Confirmation and the operations of the Reorganized Debtors. The Debtors have exercised sound business judgment in deciding to pursue and enter into the New Debt Documents and the New Organizational Documents and have provided adequate notice thereof.

72.          The Debtors have provided sufficient and adequate notice of the material terms of the New Debt Documents and the New Organizational Documents to all parties in interest in these Chapter 11 Cases. The execution, delivery, or performance by the Debtors or the Reorganized Debtors, as applicable, of all Definitive Documents and any agreements related thereto and compliance by the Debtors or the Reorganized Debtors, as applicable, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

NN.        Valuation.

73.          The evidence with respect to the valuation analysis of the Debtors that was (a) set forth in Exhibit E to the Disclosure Statement filed on May 4, 2026 [Docket No. 196] and (b) introduced at the Combined Hearing with respect to the CBI Debtors, provides the basis and support for the distributions and recoveries to Holders of Claims and Interests, as applicable, under the Plan, is reasonable, persuasive, and credible, and uses reasonable and appropriate methodologies and assumptions. All parties in interest have been given a fair and reasonable opportunity to challenge the valuation analysis. Given such valuation of the Debtors, pursuant to the applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, the Plan’s treatment of Claims and Interests is appropriate and reasonable as set forth herein.

OO.        Modifications to the Plan

74.           Pursuant to section 1127 of the Bankruptcy Code, the modifications to the Plan described or set forth in this Confirmation Order, including any modifications to the Plan after solicitation of the Plan, constitute technical or clarifying changes, changes with respect to particular Claims by agreement with Holders of such Claims, or modifications that do not otherwise materially and adversely affect or change the treatment of any other Claim or Interest under the Plan. These modifications are consistent with the disclosures previously made pursuant to the Disclosure Statement and the Solicitation Packages served prior to the Petition Date, and notice of these modifications was adequate and appropriate under the facts and circumstances of the Chapter 11 Cases. In accordance with Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code or the resolicitation of votes under section 1126 of the Bankruptcy Code, and they do not require that holders of Claims or Interests be afforded an opportunity to cast new votes on the Plan or change previously cast acceptances or rejections of the Plan. All Holders of Claims and Interests who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to have accepted the Plan, and all Holders of Claims and Interests who are conclusively deemed to have rejected the Plan are deemed to have rejected the Plan.

75.           Accordingly, the Plan is properly before this Court and all votes cast with respect to the Plan prior to such modification shall be binding and shall apply with respect to the Plan.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

76.           Disclosure Statement. The Disclosure Statement is APPROVED in all respects.

77.           Confirmation. The Plan, as may be amended by this Confirmation Order, is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The terms of the Plan, including the Plan Supplement (including any supplements, amendments, or modifications thereof in accordance with this Confirmation Order, the Plan, and the RSA Rights) and the Definitive Documents, are incorporated by reference into and are an integral part of this Confirmation Order. Subject to the RSA Rights, without any further notice to or action, order or approval of the Bankruptcy Court, the Debtors, the Reorganized Debtors, and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with and subject to the Plan and the RSA Rights.

78.            Solicitation. To the extent applicable, the solicitation of votes on the Plan complied with the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Local Rules, and was appropriate and satisfactory and is approved in all respects.

79.           Objections Overruled. To the extent that any objections (including any reservations of rights, joinders, or statements contained therein) pertaining to the final approval of the Disclosure Statement or Confirmation that have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not otherwise been resolved as stated on the record at the Combined Hearing, all such objections (including any reservation of rights, joinders, or statements contained therein), are hereby OVERRULED in their entirety and DENIED on the merits.

80.           All objections to Confirmation or final approval of the Disclosure Statement not Filed and served prior to the Objection Deadline (as may have been extended by the Debtors) are deemed waived and shall not be considered by the Bankruptcy Court.

81.           Deemed Acceptance of Plan. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to accept the Plan are deemed to accept the Plan, as modified. The modifications to the Plan or Plan Supplement made after the Voting Deadline do not adversely change the treatment of any Claims or Interests, do not require re-solicitation, and are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.

82.           No Action Required. Under section 1142(b) of the Bankruptcy Code and any other comparable provisions under applicable law, no further action of the respective directors, managers, members, stockholders, or other equityholders of any of the Debtors is required to authorize the Debtors to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring Transactions, this Confirmation Order, and any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the Definitive Documents.

83.           The transactions described in the Plan (as may be subsequently amended, modified, or supplemented from time to time consistent with the Plan), the Plan Supplement (as may be subsequently amended, modified, or supplemented from time to time consistent with the Plan), the Definitive Documents, and this Confirmation Order, including the Restructuring Transactions, are hereby approved. Subject to the RSA Rights and the Plan, whether prior to, on or after the Effective Date, as applicable, and without any further order of the Bankruptcy Court, the Debtors, the Reorganized Debtors, all Holders of Claims and Interests, as applicable, and their respective directors, managers, officers, employees, members, agents, attorneys, financial advisors, and investment bankers, are hereby authorized, directed, and empowered pursuant to section 1142(b) of the Bankruptcy Code and any other applicable law to, and shall take any action that the Debtors or Reorganized Debtors determine is reasonably necessary, advisable, or appropriate to implement, effectuate, and consummate the Plan, the Plan Supplement, the Definitive Documents, the Restructuring Transactions, or any other transaction set forth in, contemplated by, or consistent with the Plan (including the Plan Supplement) or this Confirmation Order.

84.           Binding Effect. Upon the occurrence of the Effective Date, the terms of the Plan (including, for the avoidance of doubt, the Plan Supplement) shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are presumed to have accepted or deemed to reject the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order and the Plan shall apply and be binding and enforceable notwithstanding any otherwise applicable non-bankruptcy Law.

85.           Incorporation by Reference. The terms and provisions of the Plan, the Plan Supplement, this Confirmation Order, the Definitive Documents, all other relevant and necessary documents, and each of the foregoing’s schedules and exhibits constitute essential elements of the Plan and shall, on and after the Effective Date, be incorporated herein by reference and are an integral part of this Confirmation Order.

86.           Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in this Confirmation Order, the Plan, or any agreement, instrument, or other document incorporated herein, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances (except for Liens granted to secure the obligations under the New Debt Documents). On and after the Effective Date, except as otherwise provided in the Plan, this Confirmation Order, or any agreement, instrument, or other document incorporated in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property, enter into transactions, agreements, understandings or arrangements, whether in or other than in the ordinary course of business, and execute, deliver, implement and fully perform any and all obligations, instruments, documents and papers or otherwise in connection with any of the foregoing, and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules. For the avoidance of doubt, no Reorganized Debtor shall be treated as being liable on any Claim that is discharged pursuant to the Plan. After the Effective Date, a certified copy of this Confirmation Order may be Filed with the appropriate clerk or recorded with the recorder of any federal, state, province, country, or local authority whether foreign or domestic, to effectuate the transfer of all property in each Estate to each respective Reorganized Debtor, vesting the Reorganized Debtors with all rights, titles, and interests of the Debtors to the property in each Estate, free and clear of all Liens, Claims, Interests, and other encumbrances of record. The terms and provisions of the Plan, the Plan Supplement, this Confirmation Order, the Definitive Documents, all other relevant and necessary documents, and each of the foregoing’s schedules and exhibits shall, on and after the Effective Date, be binding in all respects upon, and shall, in the case of the Reorganized Debtors, inure to the benefit of, the Debtors and Reorganized Debtors, the Debtors’ Estates and their creditors, and their respective successors and assigns, any affected third parties, all Holders of Claims and Interests, whether known or unknown, against the Debtors, including to any trustees, examiners, administrators, responsible state officers, estate representatives, or similar entities for the Debtors, if any, subsequently appointed in any of these Chapter 11 Cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of these Chapter 11 Cases, and each of their respective affiliates, successors, and assigns.

87.           Cancellation of Existing Securities, Agreements, and Interests. On the Effective Date, except as otherwise provided in the Plan (including with respect to the DIP LC Credit Agreement), this Confirmation Order, or other Definitive Documents (including the Plan Supplement and the New Debt Documents), as applicable, all notes, instruments, certificates, credit agreements, note purchase agreements, indentures, and other documents evidencing Claims (excluding Reinstated Claims and Unimpaired Claims, but including, for the avoidance of doubt, the RCF Credit Agreement, the QVC Notes Indentures, the LINTA Notes Indenture, the LINTA Promissory Note, the DIP LC Credit Agreement, and all related collateral and credit documentation to the extent provided in the Plan and, with respect to the DIP LC Credit Agreement, to the extent the obligations thereunder are satisfied in accordance with the DIP LC Credit Agreement, the DIP LC Orders, and the Plan), and Interests, shall, be canceled, and any rights of any Holder in respect thereof shall be deemed canceled and of no force or effect, and all prior, present and future obligations and liabilities, actions, suits, accounts or demands, or covenants (other than indemnities preserved by the Plan), under or in connection with the RCF Credit Agreement, the QVC Notes Indentures, the LINTA Notes Indenture, the LINTA Promissory Note, the DIP LC Credit Agreement the Debtors or Reorganized Debtors, as applicable, and any Non-Debtor Affiliates, or any other parties thereunder, or in any way related thereto, shall be deemed satisfied in full, released, canceled, discharged, and of no force or effect, and the Agents/Trustees and each of the lenders and holders and their respective agents, successors and assigns, shall each be automatically and fully released and discharged of and from all duties and obligations thereunder without any need for further action or approval by the Bankruptcy Court or for a Holder to take further action; provided, that the Liens granted to the DIP LC Agent pursuant to the DIP LC Credit Agreement shall remain in full force and effect until all letters of credit thereunder are treated in accordance with the Plan, the DIP LC Credit Agreement, and the DIP LC Orders provided, further, that the rollover of DIP Letters of Credit into the Exit ABL Facility in accordance with the Plan shall be deemed to satisfy the lien release requirements under the DIP LC Credit Agreement, the DIP LC Orders, and the Plan.

88.           Effectiveness of All Actions. All actions contemplated by the Plan, including all actions in connection with or pursuant to the RSA and the Definitive Documents, as may be modified, in accordance with their respective terms, from time to time prior to the Effective Date (including any restructuring transaction steps set forth in one or more exhibits to the Plan Supplement), are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Bankruptcy Court, or further action by the respective officers, directors, managers, members, or equityholders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by the unanimous action, consent, approval, and vote of each of such officers, directors, managers, members, or equityholders.

89.           Restructuring Transactions. The Debtors or the Reorganized Debtors, as applicable, are authorized to enter into and effectuate the Restructuring Transactions contemplated by the Plan, the RSA, and the other Definitive Documents, and to take any actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan (including the Plan Supplement) that are consistent with and pursuant to the terms and conditions of the Plan (and in accordance with the RSA Rights, where applicable) including the transactions described in Article IV.C and Article VI.N of the Plan and in the Restructuring Steps Plan. Any transfers of assets or equity interests effectuated or any obligations incurred through the Restructuring Transactions are hereby approved and shall not constitute fraudulent conveyances or fraudulent transfers or otherwise be subject to avoidance. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, all transfers contemplated herein and in the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, transfer tax, sales tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment. Distributions of the QVC New Equity Interests and the Other Securities and other instruments pursuant to the Plan, in each case, comply with applicable securities laws.

90.           Distributions. The provisions governing distributions contained in Article VI of the Plan are approved in their entirety. The distributions and payments made pursuant to the Plan shall be permanent, irrevocable, and indefeasible and shall not be subject to avoidance, turnover, recharacterization, or adjustment in any respect unless otherwise specifically provided in the Plan or this Confirmation Order.

91.           Claims Register. Any duplicate Claim or any Claim that has been paid, satisfied, amended, or superseded may be adjusted or expunged (including pursuant to the Plan) on the Claims Register by the Debtors or Reorganized Debtors or the Claims and Noticing Agent without the Debtors or Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim and without any further notice to or action, order, or approval of the Bankruptcy Court.

92.           Exit ABL Facility. On the Effective Date, Reorganized QVC and the applicable Reorganized QVC Debtors (including the Reorganized CBI Debtors) shall enter into the Exit ABL Facility, pursuant to the Exit ABL Facility Documents and which terms shall be in all respects consistent with the RSA and the Plan. Confirmation shall constitute (a) approval of the Exit ABL Facility and the Exit ABL Facility Documents (including the transactions and related agreements contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors or the Reorganized Debtors, as applicable, in connection therewith); and (b) authorization for the QVC Debtors and the applicable Reorganized QVC Debtors (including the Reorganized CBI Debtors), as applicable, to, without any further notice to or order of the Bankruptcy Court, take any and all actions necessary or appropriate to consummate the Exit ABL Facility, including executing and delivering the Exit ABL Facility Documents. The financial accommodations to be extended pursuant to the Exit ABL Facility are being extended, and shall be deemed to have been extended, in good faith, following arm’s-length negotiations, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recovery, turnover, recharacterization, adjustment, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy Law. On the Effective Date, the Exit ABL Facility shall be entered into pursuant to, and in accordance with, the Plan. On the Effective Date, all of the Liens and security interests to be granted, carried forward, continued, amended, extended, and/or reaffirmed (including in connection with any DIP LC Claims that are refinanced by the Exit ABL Facility, if any) by the QVC Debtors or Reorganized QVC Debtors, as applicable in accordance with the Exit ABL Facility Documents: (a) shall be deemed to be granted, carried forward, continued, amended, extended, reaffirmed, and deemed automatically perfected on the Effective Date; (b) shall be continuing legal, valid, binding, automatically perfected, non-avoidable, first-priority (subject to any applicable intercreditor agreements), and enforceable Liens on, and security interests in, the applicable collateral specified in the Exit ABL Facility Documents, including, without limitation, the Liens and security interests in any deposit account of any Reorganized QVC Debtor without the necessity of entering into any lockbox or deposit account control agreement with respect to such deposit account; and (c) shall not be subject to avoidance, recovery, recharacterization, turnover, adjustment, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. To the extent provided in the Exit ABL Facility Documents, the Exit ABL Facility Agent is authorized to file with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to establish, evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Exit ABL Facility Documents (subject to any applicable intercreditor agreements). The Exit ABL Facility Agent shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties. The guarantees granted under the Exit ABL Facility Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall not be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. The Debtors or the Reorganized Debtors, as applicable, are authorized to furnish the indemnities and provide the exculpation expressly set forth in, and pursuant to the terms and conditions of, the Exit ABL Facility Documents and any commitment letters executed prior to or in connection therewith, and to make all payments that may be due in connection therewith as allowed administrative expense claims under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code, without further notice, hearing, or order of the Bankruptcy Court. Any and all indemnification, cost reimbursement, fee, and expense obligations due and payable, accruing, or payable on or prior to the Effective Date in accordance with the terms of the Exit ABL Facility Documents, or any commitment letters, engagement letters, or fee letters (including any advisor fee letters) relating to the Exit ABL Facility, executed prior to or in connection therewith shall constitute allowed administrative expense claims of the Debtors’ estates (other than the LINTA Debtors) under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code, without the need to file any further motion, application, request for payment, or proof of claim, notwithstanding the Administrative Claims Bar Date, and without further notice, hearing, or order of the Bankruptcy Court, and shall not be subject to disgorgement, reduction, setoff, recoupment, recharacterization, or subordination of any kind.

93.           Takeback Debt. On the Effective Date, Reorganized QVC and the applicable Reorganized QVC Debtors shall issue or enter into the Takeback Debt on the terms set forth in the Takeback Debt Documents. Confirmation shall constitute (a) approval of the Takeback Debt and the Takeback Debt Documents and the transactions contemplated thereby and the distribution of such Takeback Debt; and (b) authorization for the QVC Debtors and the applicable Reorganized QVC Debtors, as applicable, to take any and all actions necessary or appropriate to consummate the Takeback Debt, including executing and delivering the Takeback Debt Documents, in each case, without any further notice to or order of the Bankruptcy Court. The financial accommodations to be extended pursuant to the Takeback Debt are being extended, and shall be deemed to have been extended, in good faith, following arm’s-length negotiations, for legitimate business purposes, are reasonable, shall not be subject to avoidance, turnover, recharacterization, adjustment, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy Law. On the Effective Date, the Takeback Debt shall be issued and distributed pursuant to, and in accordance with, the Plan and the Takeback Debt Certification and Election Procedures, and such distribution complies with all applicable provisions of the Bankruptcy Code and securities laws. As of the Effective Date, all of the Liens and security interests to be granted by the QVC Debtors or Reorganized QVC Debtors, as and if applicable, in accordance with the Takeback Debt Documents: (a) shall be deemed to be granted; (b) shall be legal, valid, binding, automatically perfected, non-avoidable, first priority (subject to any applicable intercreditor agreements) and enforceable Liens on, and security interests in, the applicable collateral specified in the Takeback Debt Documents; and (c) shall not be subject to avoidance, recharacterization, turnover, adjustment, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. The Takeback Debt Agents are authorized to file (at the sole expense of the Debtors) with the appropriate authorities mortgages, financing statements and other documents, and to take any other action in order to establish, evidence, validate, and perfect such Liens or security interests. The priorities of such Liens and security interests shall be as set forth in the Takeback Debt Documents. The Takeback Debt Agents shall be authorized to make all filings and recordings necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal, or other Law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of this Confirmation Order and any such filings, recordings, approvals, and consents shall not be required), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable Law to give notice of such Liens and security interests to third parties. The guarantees granted under the Takeback Debt Documents have been granted in good faith, for legitimate business purposes, and for reasonably equivalent value as an inducement to the lenders thereunder to extend credit thereunder and shall not be subject to avoidance, recharacterization, or subordination for any purposes whatsoever and shall not constitute preferential transfers, fraudulent transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy Law. The Takeback Debt Certification and Election Procedures, and any forms and documents related thereto, are fair and reasonable and are hereby approved, and the Debtors, Reorganized Debtors, and Disbursing Agent shall be authorized, in their reasonable discretion, to adopt such additional procedures as they deem necessary or appropriate to implement and effectuate the Takeback Debt Certification and Election Procedures, provided that any such procedures are not inconsistent with the Plan or this Confirmation Order.

94.           Issuance of the QVC New Equity Interests. On the Effective Date, subject to the terms and conditions of the Plan and the Plan Supplement, Reorganized QVC shall issue the QVC New Equity Interests, which distribution or issuance shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, including the New Organizational Documents, which terms and conditions shall bind each Entity receiving such distribution or issuance. All of the shares of QVC New Equity Interests issued or distributed pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable and are issued in accordance with all applicable Bankruptcy law and non-bankruptcy Law. The issuance of the QVC New Equity Interests, including equity awards reserved for the Management Incentive Plan, shall be authorized without the need for any further corporate action or without any further action by the Debtors or Reorganized Debtors (or action of any other party, including, without limitation, securityholder, members, limited or general partners, managers, directors, or officers of the Debtors or Reorganized Debtors, as applicable). Any Entity’s acceptance of QVC New Equity Interests shall be deemed as its agreement to the New Organizational Documents, as the same may be amended or modified from time to time following the Effective Date in accordance with their terms. For the avoidance of doubt, upon the occurrence of the Effective Date recipients of QVC New Equity Interests (and any successors thereto or transferees thereof) shall become bound by the New Organizational Documents regardless of whether or not such recipients actually return signature pages thereto.

95.           Distributions Exempt from Securities Laws. Pursuant to section 1145 of the Bankruptcy Code, or, to the extent that section 1145 of the Bankruptcy Code is either not permitted or not applicable, section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration, the offering, issuance, and distribution of the QVC New Equity Interests as contemplated in the Plan and/or the offering, issuance, and distribution of Other Securities, if any, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. federal, state, or local laws requiring registration of the offering, issuance, distribution, or sale of Securities. The offering of such QVC New Equity Interests and/or Other Securities prior to the Petition Date shall be exempt from the registration requirements of the Securities Act in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or in reliance on Regulation S under the Securities Act.

96.          The shares of QVC New Equity Interests and the Other Securities, if any, to be issued under the Plan on account of Allowed Claims in accordance with, and pursuant to, section 1145 of the Bankruptcy Code will be freely transferable under the Securities Act by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 1145(b) of the Bankruptcy Code, the provisions limiting transfers by an “affiliate” of the Debtors (or an “affiliate” within 90 days of such transfer) as defined in Rule 144(a)(1) under the Securities Act, and compliance with applicable securities laws and any rules and regulations of the United States Securities and Exchange Commission or state or local securities laws, if any, applicable at the time of any future transfer of such Securities or instruments (including, to the extent applicable, Rule 144 under the Securities Act); and (b) any restrictions on the transferability of such QVC New Equity Interests and/or Other Securities in the New Organizational Documents. The shares of QVC New Equity Interests and the Other Securities, if any, that may be issued pursuant to the exemption from registration set forth in section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, Regulation S under the Securities Act, and/or other available exemptions from registration (excluding section 1145 of the Bankruptcy Code) will be considered “restricted securities,” will bear customary legends, and may not be transferred except pursuant to an effective registration statement or under an available exemption from the registration requirements of the Securities Act (including, to the extent applicable, Rule 144 under the Securities Act) and subject to any restrictions on the transferability of such QVC New Equity Interests in the New Organizational Documents. The Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order to any Entity (including DTC, any nominee thereof or any transfer agent for the QVC New Equity Interests and/or Other Securities) with respect to the treatment of the QVC New Equity Interests and/or Other Securities to be issued under the Plan under applicable securities laws.

97.           Compromise of Controversies. In consideration for the distributions and other benefits, including releases, provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Claims, Interests, and controversies settled, compromised, satisfied, or otherwise resolved under the Plan—including the Intercompany Settlement—and the entry of this Confirmation Order constitutes approval of such compromise and settlement under Bankruptcy Rule 9019.

98.           Assumption and Assignment of Contracts and Leases. On the Effective Date, any Executory Contract or Unexpired Lease of the Debtors not listed on the Rejected Executory Contract and Unexpired Lease List is deemed to be an Assumed Executory Contract or Unexpired Lease, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, in accordance with the provisions and requirements of section 365 of the Bankruptcy Code, and the payment of Cures, if any, shall be paid in accordance with Article V.C of the Plan. The Debtors or the Reorganized Debtors, as applicable, may alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List, other than with respect to any Unexpired Leases which treatment cannot be changed after the Confirmation Date unless otherwise agreed to by the affected counterparty, at any time through and including forty-five (45) days after the Effective Date.

99.           To the maximum extent permitted by Law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified or otherwise disregarded such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

100.         Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business (which, in the case of any Executory Contract or Unexpired Lease, means in accordance with the terms of such Executory Contract or Unexpired Lease, or as otherwise agreed to by the affected parties), shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in these Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any Cure has been fully paid pursuant to Article V of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

101.         The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption and assignment, as applicable, of such Executory Contracts and Unexpired Leases) shall be, and hereby are, approved in their entirety.

102.         Indemnification. To the fullest extent permitted under applicable Law (including being subject to the limitations of the Delaware General Corporation Law, including the limitations contained therein on a corporation’s ability to indemnify officers and directors), all indemnification provisions in place as of the Effective Date (whether in the bylaws, certificates of incorporation or formation, limited liability company agreements, limited partnership agreements, other organizational documents, board resolutions, board consents, indemnification agreements, employment contracts, or otherwise) for the benefit of current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, creditors, and other professionals of, or acting on behalf of, the Debtors, as applicable, shall be (a) reinstated and remain intact, irrevocable, and shall survive the Effective Date on terms no less favorable to such current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of, or acting on behalf of, the Debtors than the indemnification provisions in place prior to the Effective Date, and (b) assumed by the Reorganized Debtors; provided, that nothing in the Plan or this Confirmation Order shall expand any of the Debtors’ indemnification obligations in place as of the Petition Date.

103.         Authorization to Consummate. The Debtors are authorized to consummate the Plan in accordance with the terms thereof after the entry of this Confirmation Order, subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

104.         Professional Compensation. All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five (45) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Court and all such Allowed amounts shall be paid promptly, first, from the Professional Fee Escrow Account, which the Debtors will establish in trust for the Professionals and fund with Cash equal to the Professional Fee Reserve Amount in accordance with the Plan, and second (solely to the extent the funds held in the Professional Fee Escrow Account are insufficient to satisfy the amount of Professional Fee Claims owing to the applicable Professionals), by the applicable Debtors or Reorganized Debtors, in each case in accordance with Professional Fee and Restructuring Expense Allocation.

105.         From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate and the Debtors or the Reorganized Debtors, as applicable, may employ and pay any Professional without any further notice to or action, order, or approval of the Bankruptcy Court.

106.         Restructuring Expenses. The provision governing payment of QVC Restructuring Expenses and LINTA Restructuring Expenses in Article II.D of the Plan is approved in its entirety. The provision governing payment of fees, costs, and expenses of the Disbursing Agent (including the Agents/Trustees with respect to their respective debt facilities) in Article VI.C.2 of the Plan is approved in its entirety.

107.         Release, Exculpation, Discharge, and Injunction Provisions. The release, exculpation, discharge, and injunction provisions set forth in Article VIII of the Plan are, subject to the occurrence of the Effective Date, approved and authorized in their entirety, and such provisions are effective and binding on all parties and Entities to the extent provided therein.

a.            Discharge of Claims and Termination of Interests.

108.         The following discharge of Claims and termination of Interests in Article VIII.A of the Plan is approved:

Pursuant to section 1141(d) of the Bankruptcy Code and except as otherwise specifically provided in the Plan, this Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan or the Plan Supplement, the distributions, rights, and treatment that are provided herein shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims that the Reorganized Debtors resolve or compromise after the Effective Date), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services that employees of the Debtors have performed prior to the Effective Date, and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has accepted the Plan. Any default or “event of default” by the Debtors with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured and no longer continuing as of the Effective Date. Without prejudice to the distributions, rights, and treatment that are provided by the Plan, this Confirmation Order shall be a judicial determination of the discharge of all Claims (other than any Reinstated Claims) and Interests (other than any Intercompany Interests that are Reinstated) subject to the occurrence of the Effective Date, and, upon the Effective Date, all Holders of such Claims and Interests shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such Claim or Interest against the Debtors, Reorganized Debtors, or any of their assets or property.

b.            Release of Liens.

109.         The following Release of Liens in Article VIII.B of the Plan is approved:

Except as otherwise provided in the New Debt Documents, the Plan, this Confirmation Order, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim, satisfaction in full of the portion of the Secured Claim that is Allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, benefit, title, and interest of any Holder (and the applicable Agents of such Holder, including the Agents/Trustees) of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert and, as applicable, be reassigned, surrendered, reconveyed, or retransferred to the Reorganized Debtors and their successors and assigns. Any Holder of such Secured Claim (and the applicable agents for such Holder, including the Agents/Trustees) shall be authorized and directed, as soon as practicable on or after the Effective Date, at the sole cost and expense of the Reorganized Debtors, to release any collateral or other property of any Debtor (including any possessory collateral) held by such Holder (and the applicable agents for such Holder, including the Agents/Trustees) and to take any and all steps as may be reasonably requested by the Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such releases, and the Reorganized Debtors shall be entitled to make any such filings or recordings on such Holder’s behalf. The presentation or filing of this Confirmation Order to or with any federal, state, provincial, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens. All fees and costs incurred by any Holder of any Claim, the RCF Agent, the QVC Notes Trustee, or the DIP LC Agent in connection with the release of liens pursuant to the Plan, shall be reimbursed by the applicable QVC Debtors or Reorganized QVC Debtors, as applicable, in full in Cash on or following the Effective Date as applicable.

c.            Releases by the Debtors.

110.         The following releases by the Debtors in Article VIII.C of the Plan are approved:

Except as otherwise provided in the Plan or this Confirmation Order to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by the Debtors, their Estates, the Reorganized Debtors, and any Person seeking to exercise the rights of the Debtors or their Estates, including any successors to the Debtors or any Estates or any Estate representatives appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claims or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, contingent or noncontingent, in Law, equity, contract, tort or otherwise, under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement or otherwise that the Debtors, their Estates, or the Reorganized Debtors, including any successors to the Debtors or any Estate representatives appointed or selected, would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, their Estates, or other Entity, or that any Holder of any Claim against, or Interest in, a Debtor or other Entity could have asserted on behalf of the Debtors or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the Debtors’ capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the RCF Credit Agreement, the QVC Notes Indentures, the LINTA Notes Indenture, the DIP LC Credit Agreement, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, any related adversary proceedings, intercompany transactions between or among a Debtor and another Debtor or Affiliate of a Debtor, the decision to file the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Intercompany Settlement, the QVC New Equity Interests, the New Organizational Documents, the Exit Financing, the DIP LC Documents, the New Debt Documents, the Management Incentive Plans, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) related to, created, or entered into in connection with any of the foregoing or any Restructuring Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement, or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of the Plan and the Restructuring Transactions, or the distribution of property under the Plan or any other related agreement, including the issuance or distribution of Securities pursuant to the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence, in each case, taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any Causes of Action identified in the Schedule of Retained Causes of Action; (b) any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the New Debt Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement the Plan or any claim or obligation arising under the Plan; or (c) Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.

Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Debtor Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Release is: (a) in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (b) a good faith settlement and compromise of the Claims and Causes of Action released by the Debtor Release; (c) in the best interests of the Debtors and all Holders of Claims and Interests; (d) fair, equitable, and reasonable; (e) given and made after due notice and opportunity for hearing; and (f) a bar to any of the Debtors, the Reorganized Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release, other than as specified above.

d.            Releases by the Releasing Parties.

111.        The following Third-Party Release in Article VIII.D of the Plan is approved:

Except as otherwise provided in the Plan or this Confirmation Order to the contrary, pursuant to section 1123(b) of the Bankruptcy Code, in exchange for good and valuable consideration, including the obligations of the Debtors under the Plan and the contributions and services of the Released Parties in facilitating the implementation of the restructuring contemplated by the Plan, the adequacy of which is hereby confirmed, in each case except for claims arising under, or preserved by, the Plan, to the fullest extent permitted under applicable law, on and after the Effective Date, each Released Party is, and is deemed to be, hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and every Releasing Party, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any claims or Cause of Action, directly or derivatively, by, through, for, or because of the foregoing Entities, from any and all Claims and Causes of Action whatsoever, including any Avoidance Actions and any derivative claims, asserted or assertable on behalf of any of the Debtors, the Reorganized Debtors, and their Estates, whether liquidated or unliquidated, known or unknown, foreseen or unforeseen, matured or unmatured, asserted or unasserted, accrued or unaccrued, existing or hereafter arising, contingent or noncontingent, in Law, equity, contract, tort or otherwise, under federal or state statutory or common Law, or any other applicable international, foreign, or domestic Law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such Entities would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, the Reorganized Debtors, or their Estates or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, and their Estates (including the Debtors’ capital structure, management, ownership, or operation thereof), the Chapter 11 Cases, the purchase, sale, or rescission of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interaction between or among any Debtor and any Released Party, the RCF Credit Agreement, the QVC Notes Indentures, the LINTA Notes Indenture, the DIP LC Credit Agreement, the ownership and/or operation of the Debtors by any Released Party or the distribution of any Cash or other property of the Debtors to any Released Party, the assertion or enforcement of rights and remedies against the Debtors, the Debtors’ in- or out-of-court restructuring efforts, any Avoidance Actions, any related adversary proceedings, intercompany transactions between or among a Debtor and another Debtor or Affiliate of a Debtor, the decision to file the Chapter 11 Cases, the formulation, documentation, preparation, dissemination, solicitation, negotiation, entry into, or filing of the RSA, the Intercompany Settlement, the QVC New Equity Interests, the New Organizational Documents, the Exit Financing, the DIP LC Documents, the New Debt Documents, the Management Incentive Plans, the Disclosure Statement, the Plan (including, for the avoidance of doubt, the Plan Supplement), before or during the Chapter 11 Cases, any other Definitive Document or any Restructuring Transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) related to, created, or entered into in connection with any of the foregoing or any Restructuring Transactions, before or during the Chapter 11 Cases, the filing of the Chapter 11 Cases, the Disclosure Statement, or the Plan, the solicitation of votes with respect to the Plan, the pursuit of Confirmation, the pursuit of Consummation of the Restructuring Transactions, the administration and implementation of the Plan and the Restructuring Transactions, or the distribution of property under the Plan or any other related agreement, including the issuance or distribution of Securities pursuant to the Plan, or upon any other act or omission, transaction, agreement, event, or other occurrence, in each case, taking place on or before the Effective Date relating to any of the foregoing.

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) the rights of any Holder of an Allowed Claim or Allowed Interest (as applicable) to receive distributions under the Plan; (b) any post-Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, or any document, instrument, or agreement (including any Definitive Document, the New Debt Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement) executed to implement the Plan or any claim or obligation arising under the Plan; or (c) Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.

Entry of this Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the Third-Party Release, which includes by reference each of the related provisions and definitions contained herein, and, further, shall constitute the Bankruptcy Court’s finding that the Third Party Release is: (a) consensual; (b) essential to Confirmation; (c) given in exchange for the good and valuable consideration provided by each of the Released Parties, including, without limitation, the Released Parties’ substantial contributions to facilitating the Restructuring Transactions and implementing the Plan; (d) a good faith settlement and compromise of the Claims and Causes of Action released by the Third Party Release; (e) in the best interests of the Debtors and their Estates; (f) fair, equitable, and reasonable; (g) given and made after due notice and opportunity for hearing; and (h) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Release, other than as specified above.

e.            Exculpation.

112.         Pursuant to section 1125(e) of the Bankruptcy Code, the following exculpation of the Exculpation Parties in Article VIII.E of the Plan is approved:

Notwithstanding anything contained in the Plan to the contrary, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or Third-Party Release, effective as of the Effective Date, no Exculpated Party shall have or incur liability or obligation for, and each Exculpated Party is hereby released and exculpated from, any Cause of Action and any claim arising from or related to any act or omission occurring from the Petition Date through the Effective Date in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Definitive Documents, the QVC New Equity Interests, the Exit Financing, the DIP LC Documents, the New Debt Documents, the Management Incentive Plans, the Disclosure Statement, the Plan, the Plan Supplement, the Restructuring Transactions, or any wind-down transaction, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or this Confirmation Order in lieu of such legal opinion) related to, created, or entered into in connection with the foregoing, any Avoidance Actions, the pursuit of Confirmation, the pursuit of consummation of the Restructuring Transactions, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence, in each case, taking place on or before the Effective Date, except for claims or Causes of Action arising out of or related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan and, therefore, are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder. The exculpation will be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and other applicable Laws, regulations, or rules protecting such Exculpated Parties from liability. In addition, notwithstanding the foregoing, the exculpation shall not release any obligation or liability of any Entity for any post-Effective Date obligation under the Plan or any document, instrument or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

f.             Injunction.

113.         The following injunction in Article VIII.F of the Plan is approved:

Except as otherwise expressly provided in the Plan or in this Confirmation Order, or for obligations or distributions issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, liabilities, or Causes of Action that have been extinguished, released, discharged, or are subject to exculpation, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (a) commencing or continuing in any manner any action, suit, or other proceeding of any kind on account of or in connection with or with respect to any such released Claims, Interests, liabilities, or Causes of Action; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such Entities or against the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action unless such Holder has timely Filed a motion expressly requesting the right to perform such setoff, subrogation or recoupment on or before the Effective Date, and notwithstanding an indication of a Claim, Interest, or Cause of Action or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable Law or otherwise; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims, Interests, liabilities, or Causes of Action released or settled pursuant to the Plan.

Upon entry of this Confirmation Order, all Holders of Claims and Interests and their respective current and former employees, agents, officers, directors, managers, principals, and direct and indirect Affiliates, in their capacities as such, shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan. Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan (as may be amended, restated, supplemented, or otherwise modified from time to time), shall be deemed to have consented to the injunction provisions set forth in the Plan.

No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Exculpated Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of, in whole or in part, a claim or Cause of Action, as applicable, subject to the release and exculpation provisions of Article VIII hereof, without the Bankruptcy Court (a) first determining, after notice and a hearing, that such Claim or Cause of Action represents a colorable claim not released or subject to exculpation under the Plan, and (b) specifically authorizing such Entity to bring such claim or Cause of Action, as applicable, against any such Exculpated Party.

Notwithstanding anything to the contrary in the foregoing, the injunctions set forth above do not enjoin Claims or Causes of Action against the Exculpated Parties or the Released Parties, as applicable, that relate to (a) the rights of any Holder of an Allowed Claim or Allowed Interest (as applicable) to receive distributions under the Plan; (b) any post-Plan Effective Date obligations of any party or Entity under the Plan, this Confirmation Order, any Restructuring Transaction, or any document, instrument, or Agreement (including any Definitive Document, the New Debt Documents, the New Organizational Documents, and other documents set forth in the Plan Supplement), executed to implement the Plan or any claim or obligation arising under the Plan; or (c) Claims or Causes of Action related to any act or omission that is determined in a Final Order by a court of competent jurisdiction to have constituted actual fraud or willful misconduct.

114.           New Organizational Documents. On or immediately prior to the Effective Date, except as otherwise provided in the Plan and subject to local Law requirements, the New Organizational Documents shall be automatically adopted or amended in any manner consistent with the terms and conditions set forth in the Governance Term Sheet and as may be necessary to effectuate the transactions contemplated by the Plan. To the extent required under the Plan or applicable non-bankruptcy Law, each of the Reorganized Debtors will file its New Organizational Documents with the Secretaries of State and/or other applicable authorities in its respective state, province, or country of incorporation in accordance with the corporate Laws of the respective state, province, or country of incorporation to the extent such filing is required for each such document. The New Organizational Documents will, among other things (a) authorize the issuance of the QVC New Equity Interests and (b) prohibit the issuance of non-voting Equity Securities to the extent required under section 1123(a)(6) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their respective New Organizational Documents as permitted by the laws of its jurisdiction of incorporation or formation and in accordance with the terms thereof, and the Reorganized Debtors may file such amended certificates or articles of incorporation, bylaws, or such other applicable formation documents, and other constituent and governing documents as permitted by the Laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents.

115.           Cooperation by DTC. To the extent any Securities are issued under the Plan via DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or this Confirmation Order to any Entity (including DTC, any nominee thereof or any transfer agent for the QVC New Equity Interests) with respect to the treatment of the QVC New Equity Interests to be issued under the Plan under applicable securities laws. Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the QVC New Equity Interests through the facilities of DTC, DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC, any nominee thereof and any transfer or similar agent for Securities) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Securities to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services (to the extent applicable).

116.            Directors and Officers of the Reorganized Debtors. As of the Effective Date, the term of the current members of the board of directors or other Governing Body of each of the Debtors shall expire, such current directors shall be deemed to have resigned, and all of the directors for the initial term of the New Board and the other Governing Bodies shall be appointed in accordance with the Governance Term Sheet and the applicable New Organizational Documents of such Reorganized Debtor. The initial members of the New Board were identified in the Plan Supplement, to the extent known. Each such member and officer of the Reorganized Debtors shall serve from and after the Effective Date pursuant to the terms of the New Organizational Documents and other constituent documents of the Reorganized Debtors. In subsequent terms, the directors shall be selected in accordance with the New Organizational Documents.

117.            Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, the Disbursing Agent, and any applicable withholding or reporting agent shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions made pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, any applicable withholding or reporting agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. All persons shall be required to provide any additional information necessary for the applicable withholding or reporting agent to comply with all tax withholding and reporting requirements imposed by any Governmental Unit. The Debtors and the Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, Liens, and encumbrances.

118.            Documents, Mortgages, and Instruments. This Confirmation Order is, and shall be, binding upon and shall govern the acts of all Persons or Entities including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal and state officials, and corresponding officials in all applicable jurisdictions, both foreign and domestic, and all other Persons and Entities who may be required, by operation of Law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, local, and foreign government agency is hereby directed to accept any and all documents and instruments necessary, useful, advisable, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan, including the Restructuring Transactions, and this Confirmation Order, without payment of any stamp tax or similar tax imposed by state, local, or foreign Law, and, to the extent such Persons or Entities are not identified by the Debtors or Reorganized Debtors, as applicable, after reasonable due inquiry, the Debtors or Reorganized Debtors, as applicable, shall be granted power of attorney to sign on behalf of such Person or Entity.

119.            Continued Effect of Stays and Injunction. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays in effect in these Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms. Notwithstanding anything to the contrary in this paragraph [119], nothing herein shall bar the filing of financing documents (including Uniform Commercial Code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or the taking of such other actions as are necessary or appropriate to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order prior to the Effective Date.

120.            Reversal/Stay/Modification/Vacatur of Confirmation Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of the Bankruptcy Court, or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or lien incurred or undertaken by the Debtors or Reorganized Debtors, or any other party authorized or required to take action to implement the Plan, under or in connection with the Plan before the Effective Date of any such reversal, stay, modification, or vacatur, including the validity of any obligation, indebtedness, or liability incurred by the Reorganized Debtors. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the Effective Date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

121.            Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors, the Required Consenting QVC Noteholders, and Required Consenting RCF Lenders, and solely to the extent it affects the treatment of economic recovery of the LINTA Notes Claims, the Required Consenting LINTA Noteholders; and (c) nonseverable and mutually dependent.

122.            Post-Confirmation Modifications. Subject to the RSA Rights, and subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, without need for further order or authorization of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered, to make any and all modifications to any and all documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan (including applicable RSA Rights).

123.            Applicable Non-bankruptcy Law. The provisions of this Confirmation Order, the Plan and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

124.            Reporting. After entry of this Confirmation Order, the Debtors or Reorganized Debtors, as applicable, shall have no obligation to File with the Bankruptcy Court, serve on any parties, or otherwise provide any party with any other report that the Debtors or Reorganized Debtors, as applicable, were obligated to provide under the Bankruptcy Code or an order of the Bankruptcy Court, including obligations to provide any reports to any parties otherwise required under the “first” and “second” day orders entered in these Chapter 11 Cases.

125.            Waiver of Section 341 Meeting of Creditors; Waiver of Schedules and Statements; Waiver of Filings. Any requirement under section 341(e) for the United States Trustee to convene a meeting of creditors is permanently waived as of the Confirmation Date. Any requirement for the Debtors to File schedules of assets and liabilities and statements of financial affairs is permanently waived as of the Confirmation Date. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to File any list, schedule, or statement with the Bankruptcy Court or the U.S. Trustee is permanently waived as to any such list, schedule, or statement not Filed as of the Confirmation Date.

126.            Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the dissemination, implementation, or consummation of the Plan and the Disclosure Statement, any certifications, documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan and the Disclosure Statement.

127.            Protections Against Discriminatory Treatment. Consistent with section 525 of the Bankruptcy Code and the Supremacy Clause of the United States Constitution, all Entities, including Governmental Units, shall not discriminate against the Reorganized Debtors or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because each Debtor has been a debtor under chapter 11 of the Bankruptcy Code, has been insolvent before the commencement of these Chapter 11 Cases (or during these Chapter 11 Cases but before the Debtors are granted or denied a discharge), or has not paid a debt that is dischargeable in these Chapter 11 Cases.

128.            Provisions Regarding the BlackRock Consenting Creditors. For the avoidance of doubt, and notwithstanding anything in the Plan of this Confirmation Order to the contrary, any Related Parties of funds and accounts managed by BlackRock Financial Management, Inc. or its affiliates that are signatories to the RSA (the “BlackRock Consenting Creditors”) (including any separate branch, trading desk, fund and/or business group of a BlackRock Consenting Creditor), shall not be deemed to be Releasing Parties themselves, unless such Related Party has itself signed the RSA.

129.            Provisions Regarding Governmental Units. Nothing in this Confirmation Order or the Plan shall effect a release of any claim by any Governmental Unit or any state and local authority whatsoever, including without limitation any claim arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against any party or Person, nor shall anything in this Confirmation Order or the Plan enjoin the United States or any state or local authority from bringing any claim, suit, action, or other proceedings against any party or person for any liability of such persons whatever, including without limitation any claim, suit or action arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against such Persons, nor shall anything in this Confirmation Order or the Plan exculpate any party or Person from any liability to any Governmental Unit or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, the environmental laws or any criminal laws of the United States or any state and local authority against any party or Person.

130.            Provisions Regarding the Hankins Claim. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall satisfy, extinguish, discharge, release, enjoin or otherwise impair any of the claim(s) asserted by Antthony Mark Hankins and Antthony Design Originals, Inc. (collectively, the “Hankins Parties”), including the claims asserted in the action pending in the United States District Court for the Eastern District of Pennsylvania styled Antthony Design Originals, Inc., et al. v. QVC Group, Inc., et al., No. 2:26-cv-00912-MAK (E.D. Pa. 2026) (the “Hankins Claim”). The Hankins Parties shall retain all rights to prosecute, adjudicate, liquidate, and otherwise resolve the Hankins Claim in any court of competent jurisdiction, including the court in which the Hankins Claim is currently pending, and to seek entry and enforcement of any resulting judgment or other relief, whether monetary or injunctive, against the Reorganized Debtors.

131.            Provisions Regarding Liberty Mutual. For the avoidance of doubt, because each of the insurance policies and related agreements, documents, and instruments relating thereto issued by Liberty Mutual Insurance Company and/or any of its subsidiaries or affiliates (collectively, “Liberty Mutual”) to the Debtors (such documents, collectively, the “Liberty Mutual Policies”) are assumed as of the Effective Date pursuant to Section V.E of the Plan, then, notwithstanding anything to the contrary in the Plan (including, without limitation, Section VIII.F thereof), the Plan Supplement, or this Confirmation Order, nothing shall extinguish, modify, or otherwise alter any legal and/or equitable rights and defenses that Liberty Mutual has under the Liberty Mutual Policies and applicable law, including, without limitation, the ability for Liberty Mutual to exercise its rights of setoff and/or recoupment against any of the Debtors or any successor to the Debtors, and all such rights and defenses are hereby expressly reserved and preserved.

132.            Provisions Regarding Mitsui. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan, Plan Supplement, or this Confirmation Order shall impair, modify, or otherwise affect any of the terms set forth in that certain Shareholders Agreement in Respect of QVC Japan, Inc., dated as of June 12, 2000 (as amended by the Amendment Agreement dated as of March 4, 2010, the Amendment Agreement dated as of March 30, 2017, the Amendment Agreement dated as of April 8, 2019, and the Amendment Agreement dated as of March 8, 2024) (the “Shareholders Agreement”), by and among Mitsui & Co., Ltd. (“Mitsui”) and QVC UK Holdings, Limited as the successor in interest of QVC Japan Holdings, Inc., any of the agreements referenced therein or attached as exhibits thereto, or any license or services agreements between QVC Japan, Inc. and any Debtor or any Affiliate of any Debtor (in each case, as amended, restated, supplemented or modified from time to time, and collectively, the “QVCJ Agreements”), and any claims, rights or obligations of the parties to the QVCJ Agreements shall be unimpaired and unaffected by the Plan, the Plan Supplement and this Confirmation Order. In addition, any of the QVCJ Agreements to which any of the QVC Debtors may be party, shall be assumed on the Plan Effective Date by Reorganized QVC Inc. and all obligations thereunder (whether or not such obligations are or may be Intercompany Claims) shall be assumed on the terms set forth therein.

133.            Provisions Regarding Reinstated Arbitration Claimants. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, the Disclosure Statement, or this Confirmation Order (including, for the avoidance of doubt, paragraph 40 hereof):

(a)          Labaton Keller Sucharow LLP (“Labaton”), on behalf of the claimants they represent, has asserted certain claims related to alleged data privacy violations against the Debtors and has asserted or will assert arbitration demands in connection with such claims, (the claimants represented by Labaton, the “Arbitration Claimants”; arbitration proceedings in connection with such claims, the “Arbitration Proceedings”; and such claims, the “Arbitration Claims”). 5 For the avoidance of doubt, the Arbitration Claims shall be Reinstated, and shall not be Impaired, under the Plan in accordance with section 1124 of the Bankruptcy Code. The Arbitration Claims shall be determined, adjudicated, arbitrated, resolved, or settled as the case may be, and any disputes concerning the existence, validity, amount, enforceability, and arbitrability, of the Arbitration Claims shall be resolved in the ordinary course of business and, as set forth in the Plan, in the same manner as if the Chapter 11 Cases had not been commenced (including, for the avoidance of doubt, without regard to any applicable requirements of Article VI.O.2. of the Plan). The Debtors, the Reorganized Debtors, and the Arbitration Claimants reserve all rights and arguments relating to QVC’s General Terms of Use and/or any applicable law, including but not limited to with respect to whether any Arbitration Claim (i) may be estimated pursuant to section 502(c)(1) of the Bankruptcy Code, or (ii) may be subject to any proceeding, supplemental or otherwise under the Bankruptcy Code, and no such estimation, proceeding, or claim objection shall be commenced or pursued absent a further order of a court or other tribunal of competent jurisdiction after notice and a hearing. The Debtors, the Reorganized Debtors, and the Arbitration Claimants also reserve all rights, claims, and defenses with respect to the Arbitration Claims, the Arbitration Proceedings, and the continued pursuit, prosecution and/or merits determination of the Arbitration Claims before the American Arbitration Association. In the event any Proof of Claim is submitted by or on behalf of an Arbitration Claimant, it shall be disregarded as if such Proof of Claim had not been filed, and any such filing shall have no impact on any underlying Arbitration Claim Reinstated as described above. For the avoidance of doubt, the submission of a Proof of Claim by an Arbitration Claimant shall not, by operation of Article VII.A of the Plan or otherwise, impact the merits or the ultimate resolution of the underlying Arbitration Claim.

[5]	A confidential list of Arbitration Claimants are attached as Exhibit A to the opt out form submitted on behalf of the Arbitration Claimants to Kroll (the “Master Opt Out Form”) on Thursday May 21, 2026. The Debtors agreed to extend the voting deadline (which covers the submission of opt-out elections) for the Arbitration Claimants to May 21, 2026, at 11:59 p.m. (CT).

(b)           The Debtor Release, Third-Party Release, Injunction, and related provisions of the Plan and this Confirmation Order shall not release, discharge, enjoin, bar, or otherwise impair or limit any Arbitration Claim, the Arbitration Proceedings, or any rights of any Arbitration Claimant to pursue, liquidate, arbitrate, enforce, or collect on account of any Arbitration Claim against any Debtor or any Reorganized Debtor. The gatekeeping provision set forth in Article VIII.F of the Plan shall be inapplicable to the Arbitration Claims Reinstated as set forth herein and under the Plan, and the Arbitration Claims may be pursued in the ordinary course without any requirement to seek or obtain any Bankruptcy Court approval, determination, or authorization under Article VIII.F of the Plan or this Confirmation Order. For the avoidance of doubt, the Arbitration Claimants shall not be deemed Releasing Parties.

(c)           Until the entry of a final arbitration award, final order of judgment, or settlement of all Arbitration Proceedings relating to any Arbitration Claim, the Debtors, the Reorganized Debtors and any other transferee of the Debtors’ books, records, documents, files, electronic data (in whatever format, including native format), or any tangible object potentially relevant to the Arbitration Proceedings, wherever stored (collectively, the “Potentially Relevant Books and Records”) shall treat the Potentially Relevant Books and Records as if they were the subject of a continuing request for production of documents from an opposing party under the Federal Rule of Civil Procedure (and shall have no obligation to update the format of the Potentially Relevant Books and Records), and shall not destroy, abandon, transfer, or otherwise render unavailable such Potentially Relevant Books and Records without providing counsel to the Arbitration Claimants at least sixty days’ advance written notice and an opportunity to object and be heard by a court or other tribunal of competent jurisdiction. In the event any Arbitration Claimant timely objects to any such destruction, abandonment, or transfer, the Potentially Relevant Books and Records shall be preserved pending a final order of the Bankruptcy Court or other court or other tribunal of competent jurisdiction.

(d)           All injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any other order of the Bankruptcy Court shall be lifted with respect to the Arbitration Proceedings upon the occurrence of the Effective Date.

(e)           The Debtors, Reorganized Debtors, and the Arbitration Claimants reserve all rights, claims, defenses, and arguments with respect to the Bankruptcy Court’s jurisdiction or authority to adjudicate, estimate, liquidate, or otherwise determine any aspect of the Arbitration Claims.

134.            Provisions Regarding the SEC. Notwithstanding any language to the contrary contained in the Disclosure Statement, the Plan, and/or this Confirmation Order, no provision of the Plan or this Confirmation Order shall (i) preclude the United States Securities and Exchange Commission (“SEC”) from enforcing its police or regulatory powers; or, (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any Claims, Causes of Action, proceedings or investigations against any non-Debtor Person or non-Debtor Entity in any forum.

135.           Provisions Regarding the Texas Taxing Authorities. For the avoidance of doubt, any Allowed Claims of the Texas Taxing Authorities 6 (the “Texas Tax Claims”), shall constitute Other Secured Claims in Class B1 (with respect to Nueces County) and Class D1 (with respect to the remainder of the Texas Tax Claims), including interest properly charged under applicable non-bankruptcy law through the date of payment to the extent that applicable law provides for interest with respect to any portion of the Texas Tax Claims in a manner consistent with sections 506(b)  and 511 of the Bankruptcy Code, and for the avoidance of doubt, will be Unimpaired. Texas Tax Claims for 2026 taxes shall be paid in the ordinary course of business, including any and all interest and penalties allowed under applicable non-bankruptcy law, if any. The Liens securing the Texas Tax Claims, to the extent such Liens are valid, properly perfected, non-avoidable, and enforceable under applicable non-bankruptcy law (i) shall be retained until the applicable taxes are paid in full, and (ii) shall not be primed or subordinated by any exit financing. All rights and defenses of the Debtors and Reorganized Debtors, as applicable, under applicable Law are reserved and preserved with respect to the Texas Tax Claims, including the right to dispute or object to the Texas Tax Claims and Liens.

[6]	The “Texas Taxing Authorities” are defined as all governmental entities in the state of Texas collected by the law firm Linebarger Goggan Blair & Sampson and Perdue Brandon Fielder Collins & Mott, including but not limited to: Dallas County, City of Houston, Houston City College, Houston Independent School District, Nueces County, Tarrant County, City of Cleburne, Cleburne Independent School District, and Johnson County.

136.           Provisions Regarding the Travelers Bonds. For purposes of these paragraphs 136  through 142, the term “Surety” shall mean Travelers Casualty and Surety Company of America and any of its present or future direct or indirect parent companies, affiliates, subsidiaries, successors, or assigns. The Surety issued customs surety bonds and other miscellaneous bonds (the “Travelers Bonds”) on behalf of certain Debtors and Non-Debtor Affiliates. QLocal, Inc., t/a QVC Productions, QVC, Inc. and Cornerstone Brands, Inc. entered into General Contracts of Indemnity dated September 16, 2008 and July 28, 2020 (collectively, the “Indemnity Agreement”). The Debtors’ and non-Debtors’ obligations connection with and under the Travelers Bonds and Indemnity Agreement are backed by a letter of credit issued by JP Morgan Chase Bank (together with proceeds thereof, the “Travelers LC”), pursuant to the Indemnity Agreement. The Indemnity Agreement and Travelers LC, together with any amendments, modifications and substitutions thereof, may be collectively referred to herein as the “Existing Surety Agreements.”

137.            Nothing in the Plan or this Confirmation Order shall: (i) release, discharge, preclude, enjoin, limit, condition, or impair any rights of the Surety or the Reorganized Debtors or their Non-Debtor Affiliates under the Travelers Bonds, Indemnity Agreement, Travelers LC, other contract (if any), common law, statute, regulation, or otherwise (whether contingent, noncontingent, liquidated or unliquidated); (ii) release, discharge, preclude, enjoin, limit, condition, or impair the Surety’s or the Reorganized Debtors’ or their Non-Debtor Affiliates’ right, if any, to setoff, recoupment, or subrogation; (iii) release, discharge, preclude, enjoin, limit, condition, or impair any right of the Surety against the Debtors or their Non-Debtor Affiliates, or the Reorganized Debtors or their Non-Debtor Affiliates against the Surety, whether related to, arising out of, or granted or created under the Travelers Bonds, Existing Surety Agreements, other contract (if any), common law, statute, regulation, or otherwise (whether contingent, noncontingent, liquidated or unliquidated); and/or (iv) be deemed to provide the Surety’s consent, whether express or implied, to the cancellation or return, undrawn, of the Travelers LC. All parties’ rights to challenge any such rights or interests on any ground other than the Plan or this Confirmation Order are expressly preserved.

138.            Nothing in the Plan or this Confirmation Order shall be deemed to affect the Surety’s right, if any, to seek the refund or return of any payment made to United States Customs and Border Control under the Travelers Bonds; provided, however, that any such right shall be subject to any other party’s right to challenge the Surety’s interest in or entitlement to refund or return on any grounds other than the Plan or this Confirmation Order.

139.            Nothing in the Plan or this Confirmation Order shall relieve any applicable Debtor or non-Debtor (including for the avoidance of doubt the Reorganized Debtors and their Non-Debtor Affiliates, as applicable) of any obligations under the Travelers Bonds, Existing Surety Agreements, or under applicable nonbankruptcy law, including but not limited to the common law of suretyship (as may be applicable under the circumstances) and/or any statutory law or regulation. The applicable Debtors and non-Debtors (including for the avoidance of doubt the Reorganized Debtors and their Non-Debtor Affiliates, as applicable) shall timely pay all duties, penalties, and interest, whether prepetition or postpetition, to the United States Customs and Border Control when and as due, without application of 11 U.S.C. § 1129(a)(9)(C).

140.            Nothing in the Plan or this Confirmation Order shall be interpreted to alter, diminish, or enlarge the rights or obligations of the Surety or the Reorganized Debtors or their Non-Debtor Affiliates under the Travelers Bonds, Existing Surety Agreements or applicable law (including regarding state and federal agencies or any third parties), nor shall anything in the Plan or this Confirmation Order be deemed to condition or enjoin any Surety or the Reorganized Debtors or their Non-Debtor Affiliates from asserting any rights, claims or defenses, regarding or against any state or federal agencies, or third parties, including, without limitation, any of the Sureties’ indemnitors, insurers, or otherwise under the Travelers Bonds, Existing Surety Agreements or applicable nonbankruptcy law, including, but not limited to, the common law of suretyship (as may be applicable under the circumstances) and/or statutory or regulatory law.

141.            For the avoidance of doubt and without limiting Article VIII of the Plan: (i) without any further action by the Surety, including the execution or submission of an “opt out” form, the Surety shall be deemed to have opted out of the Third-Party Release by Holders of Claims and Interests set forth in Article VIII of the Plan; and Article VIII of the Plan shall not apply to the Surety with respect to any rights, claims, or causes of action of the Surety against the Debtors or non-Debtors or with respect to the Existing Surety Agreements or the Travelers Bonds; (ii) the Surety shall not be deemed to be a Releasing Party under the Plan; (iii) the Surety’s right of setoff, recoupment, subrogation, restitution, or other common law rights shall not be cancelled, impaired, or modified by the Plan or this Confirmation Order; (iv) the Existing Surety Agreements shall not be cancelled under the Plan and shall be deemed Reinstated as of the Effective Date; (v) the Surety’s rights with respect to the Travelers LC shall not be modified or impaired by the Plan or this Confirmation Order, and/or (vi) no waiver of the Surety’s rights, claims, or defenses shall be implied from any failure to raise a particular objection to the Plan, or this Confirmation Order.

142.            To the extent of any conflict between the foregoing paragraphs 137 to 141, on the one hand, and any other provision in the Plan or this Confirmation Order, on the other hand, the foregoing paragraphs 136–142 shall govern and control.

143.            Provisions Regarding Unexpired Leases. Notwithstanding anything to the contrary contained in the Plan, Plan Supplement or this Confirmation Order, with respect to Unexpired Leases assumed pursuant to the Plan, the Reorganized Debtor shall be, and remain, responsible for all obligations under such Unexpired Leases, cum onere, including, without limitation, liabilities for any default under such Unexpired Lease, in each case arising or occurring after assumption, and for the payment and performance of any and all obligations under such Unexpired Lease arising or occurring after such assumption when due in accordance with the terms of such Unexpired Lease (irrespective of whether such obligations accrued before, on, or after assumption of the Unexpired Leases), including with respect to (a) claims for indemnification, and (b)  year-end adjustment and reconciliation amounts that become due or accrue after entry of this Confirmation Order, including for rents, utilities, taxes, insurance, fees, common area or other maintenance charges, promotional funds, and percentage rent, in each case subject to the terms and conditions of the Unexpired Lease, and subject to any defenses provided by such Unexpired Lease and applicable non-bankruptcy law unless otherwise agreed with the counterparty to the Unexpired Leases.

144.            Notwithstanding anything to the contrary herein, nothing in the Plan or this Confirmation Order shall modify the rights, if any, of any counterparty to an Unexpired Lease to assert any right of setoff or recoupment that such party may have under applicable bankruptcy Law or non-bankruptcy Law, including, but not limited to, the (a) ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Lease(s) with the Debtors, or any successors to the Debtors, under the Plan, (b) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation, or (c) assertion of setoff or recoupment as a defense, if any, to any Claim or action by the Debtors, the Reorganized Debtors, or any successors of the Debtors.

145.            Notwithstanding anything to the contrary contained in the Plan or this Confirmation Order, Proofs of Claim filed in accordance with Article V.B with respect to rejected Unexpired Leases shall not be deemed withdrawn and expunged until after such claim is paid in accordance with the Plan.

146.            Notwithstanding anything to the contrary in the Plan, Plan Supplement, or this Confirmation Order, any disallowance or expungement of Proofs of Claims based upon Unexpired Leases pursuant to Article V.C of the Plan shall not limit, modify, impair, or affect the Debtors’ obligation to pay Cure (if any) to the affected counterparty in connection with assumption.

147.            Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Liens granted in connection with the Exit Financing shall not encumber (a) leasehold interests of non-residential real property that prohibit or restrict the granting of such Liens in the applicable Unexpired Lease except as permitted pursuant to applicable non-bankruptcy Law (but shall include the proceeds of the sale or disposition of such Unexpired Leases) and (b) any security deposits (in possession of the landlord) or the Debtors’ or the Reorganized Debtors’, as applicable, interests, if any, in prepaid rent, unless Liens on such security deposits or prepaid rent are expressly permitted pursuant to the underlying lease documents; provided that the Liens granted in connection with the Exit Financing shall extend to any such security deposits or prepaid rent upon reversion thereof to the Debtors or the Reorganized Debtors, if applicable, if at all. Further, notwithstanding anything to the contrary herein, the rights of the Exit Financing lenders under any of the New Debt Documents to use or occupy any premises subject to a lease of nonresidential real property shall be limited to (i) any such rights agreed to in writing by the applicable landlord, (ii) any rights of and Exit Financing lender that are valid and enforceable under applicable non-bankruptcy Law, if any, or (iii) further order of this Court following notice and a hearing appropriate under the circumstances.

148.            Notice of Confirmation and Effective Date. The Reorganized Debtors shall serve a notice of entry of this Confirmation Order, substantially in the form attached hereto as Exhibit B, in accordance with Bankruptcy Rules 2002 and 3020(c) on all Holders of Claims and Interests within ten (10) Business Days after the date of entry of this Confirmation Order. Notwithstanding the above, no notice of Confirmation or Consummation or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors mailed notice of the Combined Hearing, but received such notice returned marked “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar reason, unless the Debtors have been informed in writing by such Entity, or are otherwise aware, of that Entity’s new address. As soon as reasonably practicable after the Effective Date, the Reorganized Debtors shall file notice of the Effective Date, substantially in the form attached hereto as Exhibit C, and shall serve a copy of the same on the above-referenced parties. The above-referenced notices are adequate under the particular circumstances of these Chapter 11 Cases and no other or further notice is necessary.

149.            Failure of Consummation. If Consummation does not occur for a Debtor, the Plan shall be null and void in all respects as to such Debtor and nothing contained in the RSA, the Plan, or the Disclosure Statement shall: (a) constitute a waiver or release of any Claims by the Debtors or any Holder of Claims or Interests, or any other Entity; (b) prejudice in any manner the rights of the Debtors, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders of Claims or Interests, or any other Entity, respectively; provided that all provisions of the RSA that survive termination thereof shall remain in effect in accordance with the terms thereof; provided, further, that any Restructuring Expenses that have been paid as of the date of any revocation or withdrawal of the Plan shall remain paid and shall not be subject to disgorgement or repayment.

150.            Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) of the Bankruptcy Code.

151.            Waiver or Estoppel. Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court before the Confirmation Date.

152.            Dissolution of Statutory Committees. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve and members thereof shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases, except for purposes of Filing applications for Professional Fee Claims in accordance with the Plan. The Reorganized Debtors shall no longer be responsible for paying any fees or expenses incurred by the members of or advisors to any statutory committees after the Effective Date.

153.            References to and Omissions of Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan. The failure to specifically include or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety, except as expressly modified herein, and incorporated herein by this reference.

154.            Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

155.            Effect of Conflict. This Confirmation Order supersedes any Bankruptcy Court order entered prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between this Confirmation Order and the Plan, this Confirmation Order shall control.

156.            Final Order. This Confirmation Order is a Final Order, and the period in which an appeal must be Filed shall commence upon the entry hereof. In the absence of any party obtaining a stay pending appeal, the Debtors are authorized to consummate the Plan.

157.            Retention of Jurisdiction. The Bankruptcy Court may properly, and upon the Effective Date shall, to the full extent set forth in the Plan and otherwise consistent with applicable law and subject to the terms of the New Organizational Documents and the New Debt Documents, retain jurisdiction over all matters arising out of, and related to, these Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

Signed: July 20, 2026

/s/ Alfredo R Pérez
Alfredo R Pérez
United States Bankruptcy Judge

Exhibit A

Plan

Filed at Docket No. 389

Exhibit B

Notice of Entry of Confirmation Order

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
QVC GROUP, INC., et al., [1]	)
	)	Case No. 26-90447 (ARP)
)
	)	(Jointly Administered)

NOTICE OF ENTRY OF ORDER

(I) APPROVING THE DEBTORS’ DISCLOSURE

STATEMENT FOR THE JOINT PREPACKAGED

PLAN OF REORGANIZATION OF QVC GROUP, INC.

AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11

OF THE BANKRUPTCY CODE, (II) CONFIRMING THE SECOND

AMENDED JOINT PREPACKAGED PLAN OF REORGANIZATION

OF QVC GROUP, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO

CHAPTER 11 OF THE BANKRUPTCY CODE, AND (III) GRANTING RELATED RELIEF

PLEASE TAKE FURTHER NOTICE that, on [●], 2026, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Order (I) Approving the Debtors’ Disclosure Statement for the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, (II) Confirming the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, and (III) Granting Related Relief [Docket No. [●]] (the “Confirmation Order”) confirming the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 389] (the “Plan”). 2

Copies of the Confirmation Order, the Plan, and all documents filed in these Chapter 11 Cases are available free of charge by visiting https://restructuring.ra.kroll.com/QVC. You may also obtain copies of any pleading by visiting the Court’s website at https://ecf.txsb.uscourts.gov in accordance with the procedures and fees set forth therein.

The Debtors will serve a separate notice following the occurrence of the Effective Date.

The Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, regardless of whether such Holder (1) will receive any property or interest in property under the Plan or (2) failed to vote to accept or reject the Plan or affirmatively voted to reject the Plan.

[1]	A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/QVC. The location of Debtor QVC Group, Inc.’s corporate headquarters and the Debtors’ service address in these Chapter 11 Cases is 1200 Wilson Drive, West Chester, Pennsylvania 19380.

[2]	Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

Dated: [●], 2026

Houston, Texas

/s/ Draft
GRAY REED		KIRKLAND & ELLIS LLP
Jason S. Brookner (TX Bar No. 24033684)		KIRKLAND & ELLIS INTERNATIONAL LLP
Lydia R. Webb (TX Bar No. 24083758)		Joshua A. Sussberg, P.C. (admitted pro hac vice)
Emily F. Shanks (TX Bar No. 24110350)		Aparna Yenamandra, P.C. (admitted pro hac vice)
1300 Post Oak Blvd.		601 Lexington Avenue
Suite 2000		New York, New York 10022
Houston, Texas 77056		Telephone:	(212) 446-4800
Telephone:	(713) 986-7000	Facsimile:	(212) 446-4900
Facsimile:	(713) 986-7100	Email:	joshua.sussberg@kirkland.com
Email:	jbrookner@grayreed.com		aparna.yenamandra@kirkland.com
lwebb@grayreed.com
	eshanks@grayreed.com	- and -
Chad J. Husnick, P.C. (admitted pro hac vice)
Gabriela Zamfir Hensley (admitted pro hac vice)
333 West Wolf Point Plaza
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	chad.husnick@kirkland.com
gabriela.hensley@kirkland.com

Co-Counsel for the Debtors and Debtors in Possession	Co-Counsel for the Debtors and Debtors in Possession

CERTIFICATE OF SERVICE

I certify that on [●], 2026, I caused a copy of the foregoing document to be served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas. Additionally, the foregoing document will be served as set forth in a forthcoming affidavit filed by the Debtor’s claims agent.

/s/ Draft
Jason S. Brookner

Exhibit C

Notice of Effective Date

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

)
In re:	)	Chapter 11
QVC GROUP, INC., et al., [1]	)
	)	Case No. 26-90447 (ARP)
)
	)	(Jointly Administered)

NOTICE OF OCCURRENCE

OF THE EFFECTIVE DATE OF

THE SECOND AMENDED JOINT PREPACKAGED

PLAN OF REORGANIZATION OF QVC GROUP, INC. AND ITS

DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

PLEASE TAKE FURTHER NOTICE that, on [●], 2026, Alfredo R. Peréz, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the Order (I) Approving the Debtors’ Disclosure Statement for the Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, (II) Confirming the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, and (III) Granting Related Relief [Docket No. [●]] confirming the Second Amended Joint Prepackaged Plan of Reorganization of QVC Group, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 389] (the “Plan”) of the above-captioned debtors (the “Debtors”). 2

The Effective Date of the Plan occurred on [●], 2026.

If you would like to obtain a copy of the Confirmation Order, the Plan, or any other pleadings filed in these Chapter 11 Cases, you may: (a) email QVCInfo@ra.kroll.com; (b) call the Debtors’ restructuring hotline at (888) 575-5337 (US toll free) or +1 (347) 292-4386 (international); or (c) visit the Debtors’ case website free of charge at https://restructuring.ra.kroll.com/QVC. You may also obtain a copy of the Plan, Confirmation Order, or any other pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.pacer.gov.

[1]	A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://restructuring.ra.kroll.com/QVC. The location of Debtor QVC Group, Inc.’s corporate headquarters and the Debtors’ service address in these Chapter 11 Cases is 1200 Wilson Drive, West Chester, Pennsylvania 19380.

[2]	Capitalized terms used but not defined herein have the meanings given to them in the Plan.

The Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

The Plan and its provisions are binding on the Debtors, the Reorganized Debtors, the Disbursing Agent, any Holder of a Claim against, or Interest in, the Debtors and such Holder’s respective successors and assigns, regardless of whether such Holder (1) will receive any property or interest in property under the Plan or (2) failed to vote to accept or reject the Plan or affirmatively voted to reject the Plan.

The Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

[Remainder of page intentionally left blank]

2

Dated: [●], 2026

Houston, Texas

/s/ Draft
GRAY REED		KIRKLAND & ELLIS LLP
Jason S. Brookner (TX Bar No. 24033684)		KIRKLAND & ELLIS INTERNATIONAL LLP
Lydia R. Webb (TX Bar No. 24083758)		Joshua A. Sussberg, P.C. (admitted pro hac vice)
Emily F. Shanks (TX Bar No. 24110350)		Aparna Yenamandra, P.C. (admitted pro hac vice)
1300 Post Oak Blvd.		601 Lexington Avenue
Suite 2000		New York, New York 10022
Houston, Texas 77056		Telephone:	(212) 446-4800
Telephone:	(713) 986-7000	Facsimile:	(212) 446-4900
Facsimile:	(713) 986-7100	Email:	joshua.sussberg@kirkland.com
Email:	jbrookner@grayreed.com		aparna.yenamandra@kirkland.com
lwebb@grayreed.com
	eshanks@grayreed.com	- and -
Chad J. Husnick, P.C. (admitted pro hac vice)
Gabriela Zamfir Hensley (admitted pro hac vice)
333 West Wolf Point Plaza
Chicago, Illinois 60654
		Telephone:	(312) 862-2000
		Facsimile:	(312) 862-2200
		Email:	chad.husnick@kirkland.com
gabriela.hensley@kirkland.com

Co-Counsel for the Debtors and Debtors in Possession	Co-Counsel for the Debtors and Debtors in Possession

CERTIFICATE OF SERVICE

I certify that on [●], 2026, I caused a copy of the foregoing document to be served by the Electronic Case Filing System for the United States Bankruptcy Court for the Southern District of Texas. Additionally, the foregoing document will be served as set forth in a forthcoming affidavit filed by the Debtor’s claims agent.

/s/ Draft
Jason S. Brookner